--------------------------------------------------------------------------------








                                CREDIT AGREEMENT


                           DATED AS OF AUGUST 23, 2005


                                  by and among


                        ALLBRITTON COMMUNICATIONS COMPANY
                                 as the Borrower

              THE FINANCIAL INSTITUTIONS PARTY HERETO AS THE BANKS


                                       and


                              BANK OF AMERICA, N.A.
                           as the Administrative Agent

                                       and

                          DEUTSCHE BANK SECURITIES INC.
                            as the Syndication Agent





                         BANC OF AMERICA SECURITIES LLC,
                    Joint Lead Arranger and Joint Bookrunner

                         DEUTSCHE BANK SECURITIES INC.,
                    Joint Lead Arranger and Joint Bookrunner



--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page


Section 1.  DEFINITIONS AND RULES OF INTERPRETATION............................1
   Section 1.1   Definitions...................................................1
   Section 1.2   Rules of Interpretation......................................17
   Section 1.3   Accounting Terms.............................................17

Section 2.  THE REVOLVING CREDIT FACILITY.....................................18
   Section 2.1   Commitment to Lend...........................................18
   Section 2.2   Commitment Fee...............................................18
   Section 2.3   Reduction of Commitments.....................................18
   Section 2.4   The Notes....................................................19
   Section 2.5   Requests for Loans...........................................19
   Section 2.6   Funds for Loans..............................................19
   Section 2.7   Mandatory Repayments and Prepayments of Loans................20
   Section 2.8   Optional Repayments of Loans.................................21
   Section 2.9   Sharing of Payments..........................................21
   Section 2.10  Increase of Commitments......................................22

Section 3.  INTEREST; CERTAIN GENERAL PROVISIONS..............................23
   Section 3.1   Interest on Loans; Payment...................................23
   Section 3.2   Interest Period Options......................................23
   Section 3.3   Computation of Interest and Fees.............................24
   Section 3.4   Payments Generally; Agent's Clawback.........................24
   Section 3.5   Taxes........................................................25
   Section 3.6   Illegality...................................................26
   Section 3.7   Inability to Determine Rates.................................27
   Section 3.8   Increased Costs..............................................27
   Section 3.9   Compensation for Losses......................................28
   Section 3.10  Mitigation Obligations.......................................29
   Section 3.11  Survival.....................................................29
   Section 3.12  Late Fee.....................................................29
   Section 3.13  Default Rate.................................................29
   Section 3.14  Application of Payments......................................29
   Section 3.15  Payment Date Adjustment......................................30

Section 4.  SECURITY..........................................................30

Section 5.  REPRESENTATIONS AND WARRANTIES....................................30
   Section 5.1   Corporate Authority..........................................30
   Section 5.2   Governmental Approvals.......................................31
   Section 5.3   Title to Properties; Leases..................................31
   Section 5.4   Financial Statements and Projections.........................31
   Section 5.5   No Material Changes, Etc.....................................32

   Section 5.6   Franchises, Patents, Copyrights, Etc.........................32
   Section 5.7   No Litigation................................................32
   Section 5.8   No Materially Adverse Contracts, Etc.........................33
   Section 5.9   Compliance with Other Instruments, Laws, Etc.................33
   Section 5.10  Tax Status...................................................33
   Section 5.11  No Event of Default..........................................33
   Section 5.12  Holding Company and Investment Company Acts..................33
   Section 5.13  Certain Transactions.........................................34
   Section 5.14  ERISA Compliance.............................................34
   Section 5.15  Purpose Credit...............................................35
   Section 5.16  Environmental Compliance.....................................35
   Section 5.17  Labor and Employment.........................................36
   Section 5.18  Capital Structure............................................36
   Section 5.19  Disclosure...................................................37
   Section 5.20  License and Approvals........................................37
   Section 5.21  Senior Debt..................................................37

Section 6.  AFFIRMATIVE COVENANTS OF THE BORROWER.............................38
   Section 6.1   Punctual Payment.............................................38
   Section 6.2   Maintenance of Office........................................38
   Section 6.3   Records and Accounts.........................................38
   Section 6.4   Financial Statements, Certificates and Information...........38
   Section 6.5   Corporate Existence; Maintenance of Properties...............39
   Section 6.6   Insurance....................................................40
   Section 6.7   Taxes, Etc...................................................40
   Section 6.8   Inspection of Properties and Books...........................41
   Section 6.9   Compliance with Laws, Contracts, Licenses, and Permits.......41
   Section 6.10  Pension Plans................................................42
   Section 6.11  Further Assurance............................................42
   Section 6.12  Notices......................................................43
   Section 6.13  Labor and Employment.........................................43
   Section 6.14  Environmental Events.........................................43
   Section 6.15  Notification of Claims.......................................43
   Section 6.16  Use of Proceeds..............................................43
   Section 6.17  Notice of Litigation, Judgment and Material Events...........44
   Section 6.18  Identification of Subsidiaries; Provision of Collateral......44

Section 7.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER........................44
   Section 7.1   Restrictions on Indebtedness.................................44
   Section 7.2   Restrictions on Liens........................................46
   Section 7.3   Restrictions on Investments..................................47
   Section 7.4   Restricted Payments..........................................48
   Section 7.5   Mergers, Acquisitions, Dispositions of Assets................49
   Section 7.6   Sale and Leaseback...........................................49
   Section 7.7   Federal Regulations..........................................50
   Section 7.8   Restrictions on Ability to Repay Loans.......................50
   Section 7.9   Employee Benefit Plans.......................................50

   Section 7.10  Compliance with Environmental Laws...........................50
   Section 7.11  No Amendments, Etc...........................................51
   Section 7.12  Capital Stock................................................51

Section 8.  FINANCIAL COVENANTS OF THE BORROWER...............................51
   Section 8.1   Consolidated EBITDA to Consolidated Total Interest Expense...51
   Section 8.2   Total Leverage Ratio.........................................51
   Section 8.3   Senior Leverage Ratio........................................52
   Section 8.4   Fixed Charge Coverage........................................52

Section 9.  CLOSING CONDITIONS................................................52
   Section 9.1   Corporate Action.............................................52
   Section 9.2   Loan Documents...............................................52
   Section 9.3   Opinion of Borrower's Legal Counsel..........................52
   Section 9.4   Certified Copies of Charter Documents........................52
   Section 9.5   Incumbency Certificate.......................................52
   Section 9.6   Good Standing Certificates...................................53
   Section 9.7   UCC Search Results and Filings...............................53
   Section 9.8   Pledge Stock or Membership Interests.........................53
   Section 9.9   Closing Fees.................................................53
   Section 9.10  Consents.....................................................53
   Section 9.11  Consent of Banks.............................................53

Section 10. CONDITIONS TO ALL BORROWINGS......................................53
   Section 10.1  Representations True; No Event of Default....................53
   Section 10.2  No Legal Impediment..........................................54
   Section 10.3  Governmental Regulation......................................54
   Section 10.4  Proceedings and Documents....................................54

Section 11. EVENTS OF DEFAULT; ACCELERATION...................................54
   Section 11.1  Events of Default............................................54
   Section 11.2  Remedies.....................................................57
   Section 11.3  Distribution of Collateral Proceeds..........................57

Section 12. SETOFF............................................................58

Section 13. THE AGENT.........................................................58
   Section 13.1  Appointment and Authorization of Agent.......................58
   Section 13.2  Rights as a Bank.............................................59
   Section 13.3  Exculpatory Provisions.......................................59
   Section 13.4  Reliance by Agent............................................60
   Section 13.5  Delegation of Duties.........................................60
   Section 13.6  Resignation of Agent.........................................60
   Section 13.7  Non-Reliance on Agent and Other Banks........................61
   Section 13.8  No Other Duties, Etc.........................................61
   Section 13.9  Agent May File Proofs of Claim...............................61
   Section 13.10 Guaranty Matters.............................................61

   Section 13.11 Collateral Matters...........................................62

Section 14. EXPENSES..........................................................63

Section 15. PAYMENTS SET ASIDE................................................65

Section 16. SURVIVAL OF COVENANTS, ETC........................................65

Section 17. SUCCESSORS AND ASSIGNS; ASSIGNMENT AND PARTICIPATION..............65

Section 18. NOTICES, ETC......................................................68

Section 19. GOVERNING LAW.....................................................69

Section 20. HEADINGS..........................................................69

Section 21. COUNTERPARTS......................................................70

Section 22. ENTIRE AGREEMENT, ETC.............................................70

Section 23. WAIVER OF JURY TRIAL..............................................70

Section 24. CONSENTS, AMENDMENTS, WAIVERS, ETC................................70

Section 25. FCC APPROVAL......................................................71

Section 26. SEVERABILITY......................................................71

Section 27. CONFIDENTIALITY...................................................71

Section 28. USA PATRIOT Act Notice............................................72

Section 29. DESIGNATION AS SENIOR DEBT........................................72

                                CREDIT AGREEMENT


         This CREDIT AGREEMENT is made as of the 23rd day of August, 2005, by and among ALLBRITTON COMMUNICATIONS COMPANY, a Delaware corporation having its principal place of business at 808 17th Street, N.W., Suite 300, Washington, D.C. 20006 (the "Borrower"), the financial institutions listed on Schedule 1.1 hereto (the "Banks"), BANK OF AMERICA, N.A., as Administrative Agent for the Banks (the "Agent"), and DEUTSCHE BANK SECURITIES, INC., as Syndication Agent (the "Syndication Agent").

Section 1.    DEFINITIONS AND RULES OF INTERPRETATION.

         Section 1.1 Definitions. The following terms shall have the meanings set forth in this ss.1 or elsewhere in the provisions of this Credit Agreement referred to below:

         ACC 7 3/4% Senior Subordinated Notes. The 7 3/4% Senior Subordinated Notes due December 15, 2012 of the Borrower issued pursuant to the ACC 7 3/4% Senior Subordinated Indenture.

         ACC 7 3/4% Senior Subordinated Indenture. The Indenture, dated as of December 20, 2002, by and among the Borrower and State Street Bank and Trust Company, as Trustee, governing the ACC 7 3/4% Senior Subordinated Notes, as supplemented by the Supplemental Indenture dated as of February 6, 2003, by and among the Borrower and U.S. Bank National Association, as successor Trustee.

         Administrative Questionnaire. An Administrative Questionnaire in a form supplied to a Bank by the Agent.

         Affiliate. Any Person that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

         Agent. Bank of America, N.A. acting as agent for the Banks.

         Agent's Special Counsel. Goodwin Procter LLP of Boston, Massachusetts, or such other counsel as may be approved by the Agent.

         Alternate Base Rate. For any day a rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         Applicable Law. Means and includes statutes and rules and regulations thereunder and interpretations thereof by any Governmental Authority charged with the administration or the interpretation thereof, and orders, requests, directives, instructions and notices of any Governmental Authority.

         Applicable Margins and Commitment Fee Rate. With respect to any fiscal quarter of the Borrower, the Eurodollar Applicable Margin, the Alternate Base Rate Applicable Margin and the Commitment Fee Rate shall be the applicable percentages set forth below opposite the Total Leverage Ratio determined for the most recently ended fiscal quarter for which the Borrower has delivered financial statements pursuant to ss.6.4(a) or (b):


                                                      Alternate
                                       Eurodollar     Base Rate       Commitment
            Total                      Applicable     Applicable         Fee
        Leverage Ratio                   Margin         Margin           Rate
        --------------                 ----------     ----------      ----------

Greater than or equal to 6.5:1.0          1.50%          0.25%          0.375%

Less than 6.5:1.00 but                    1.25%          0.00%          0.300%
greater than or equal to 5.5:1.0

Less than 5.5:1.0 but                     1.00%          0.00%          0.250%
greater than or equal to 4.5:1.0

Less than 4.5:1.0                         0.75%          0.00%          0.250%



provided, that if the Borrower's financial statements are not furnished to the Banks pursuant to ss.6.4(a) or (b) hereof within five (5) Business Days after the relevant period of time specified in ss.6.4, the Eurodollar Applicable Margin with respect to all Eurodollar Rate Loans shall be 1.50%, the Alternate Base Rate Applicable Margin with respect to all Base Rate Loans shall be 0.25% and the Commitment Fee Rate shall be 0.375% during the period commencing on the date such statements are due and (provided that such financial statements are subsequently furnished to the Banks) ending on the date two (2) days following the delivery to the Agent of the financial statements to be furnished pursuant to ss.6.4(a) or (b) for the appropriate period. For the period from the Closing Date through the date the Borrower's financial statements for the quarter ended June 30, 2005 are furnished to the Banks pursuant to ss.6.4(b), the Eurodollar Applicable Margin shall be 1.50%, the Alternate Base Rate Applicable Margin shall be 0.25% and the Commitment Fee Rate shall be 0.375%.

         Approval. Relative to the Borrower and its Subsidiaries, each approval, consent, filing or registration by or with any Governmental Authority or any creditor or shareholder of the Borrower or any of its Subsidiaries necessary to authorize or permit the execution, delivery or performance by the Borrower or any such Subsidiary of this Credit Agreement or any Security Document to which the Borrower or such Subsidiary is a party or the validity or enforceability of the Credit Agreement or any such Security Document against the Borrower or any such Subsidiary.

         Assignment and Assumption.  See ss.17(a).

         Balance Sheet Date.  September 30, 2004.

         Bank of America.  Bank of America, N.A. and its successors.

         Banks. The financial institutions listed on Schedule 1.1, and any of their successors and assigns.

         Base Rate Loans. All Loans interest in respect of which is determined with reference to the Alternate Base Rate.

         Borrower. Allbritton Communications Company, a Delaware corporation.

         Borrowing. A borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Banks pursuant to ss. 2.1

         Business Day. Any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where Agent's office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

         Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises, licenses and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

         Capital Expenditures. Amounts paid or indebtedness incurred by the Borrower or any of its Subsidiaries in connection with the purchase or lease by the Borrower or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP.

         Capitalized Leases. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

         CERCLA. See ss.5.16.

         Change in Law. The occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) to any Bank by any Governmental Authority.

         Change of Control. Shall mean (a) any transaction (including a merger or consolidation) the result of which is that any Person other than Joe L. Allbritton, all other persons to whom Joe L. Allbritton is related by blood, adoption or marriage, all trusts solely for the benefit of one or more of the Persons described in the foregoing clauses, and all charitable trusts or not-for-profit corporations formed by Joe L. Allbritton under and described in
Section 501(c)(3) of the Internal

Revenue Code of 1986, as amended, (the "Principals") acquires, directly or indirectly, more than fifty percent (50%) of the total voting power of all classes of voting stock of Borrower, (b) any transaction (including a merger or consolidation) the result of which is that any Person other than a Principal has a sufficient number of its or their nominees elected to the Board of Directors of Borrower or any entity directly or indirectly controlling Borrower such that such nominees so elected (whether new or continuing as directors) shall constitute a majority of the Board of Directors of Borrower or such entity, as the case may be, or (c) the sale of more than fifty percent (50%) of the capital stock or assets of Borrower to any Person other than a Principal, as an entirety or substantially as an entirety in one transaction or a series of related transactions or (d) the sale of the broadcasting property known as of the date hereof as WJLA-TV.

         Closing Date.  August 23, 2005.

         Closing Fee.  See ss. 9.9.

         Code. The Internal Revenue Code of 1986, as amended and in effect from time to time.

         Collateral. Any and all assets and rights and interests in or to property of Borrower and each of the other Loan Parties, whether real or personal, tangible or intangible, in which a lien is granted or purported to be granted pursuant to the Security Documents.

         Collateral Assignment of Proceeds. The Collateral Assignment of Proceeds and Security Agreement, substantially in the form of Exhibit I hereto, to be executed and delivered by the Borrower and certain of its Subsidiaries on the Closing Date.

         Commitment. With respect to each Bank, the amount set forth in the column labeled Commitment opposite such Bank's name on Schedule 1.1 hereto, as the same may be reduced from time to time.

         Commitment Fee.  See ss.2.2.

         Commitment Percentage. With respect to each Bank, the percentage set forth opposite such Bank's name on Schedule 1.1 thereto, as the same may be amended.

         Communications Act. The Federal Communications Act of 1934, as amended, and the rules and regulations of the FCC thereunder as in effect from time to time.

         Communications Regulatory Authority. Any communications regulatory commission, agency, department, board or authority (including, without limitation, the FCC).

         Compliance Certificate.  See ss.6.4 (c)

         Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with GAAP.

         Consolidated EBITDA. For any period, an amount equal to (a) the sum of
(i) Consolidated Net Income for such period, plus (ii) depreciation, amortization and all other non-cash charges for such period, plus (iii) to the extent deducted in the calculation of Consolidated Net Income, Consolidated Total Interest Expense and income taxes paid or payable for such period, plus (iv) extraordinary losses less (b) extraordinary gains for such period, determined in accordance with GAAP, to the extent not deducted in the calculation of Consolidated Net Income.

         For purposes of determining the Consolidated EBITDA of the Borrower and its Subsidiaries for any period, there shall be excluded from Consolidated EBITDA all EBITDA attributable to any Station or other property sold or disposed of by the Borrower and its Subsidiaries other than in the ordinary course of business during such period as if such Station or other property were not owned at any time by the Borrower and its Subsidiaries during such period.

         For purposes of determining "EBITDA" in connection with any Permitted Acquisition, EBITDA for any applicable period shall be adjusted in accordance with Regulation S-X (a) to give effect to the consummation of a Permitted Acquisition on a pro forma basis as if such Permitted Acquisition occurred on the first day of such period and (b) to reflect certain expense deductions in connection with such Permitted Acquisition reasonably acceptable to the Agent.

         For all purposes of this Credit Agreement, the "EBITDA" of the Borrower or attributable to any Station or all Stations or other property for any period shall be determined in a manner consistent in all relevant respects with the method used to determine Consolidated EBITDA, but on a non-consolidated basis. The determination of the "EBITDA" of any Station or all Stations shall account for only those items included in the definition of Consolidated EBITDA that are directly attributable to such Station or all Stations and the operation thereof and shall not include, for any period prior to the acquisition by the Borrower or any Subsidiary of any Station, any corporate overhead or similar charges of the prior owner of such Station.

         Consolidated Excess Cash Flow. With respect to the Borrower and its Subsidiaries and any particular fiscal period, an amount equal to (a) Consolidated EBITDA (without taking account of any adjustments required by the second paragraph and the third paragraph of the definition thereof) for such period, less (b) the sum of (i) Consolidated Total Interest Expense for such period, plus (ii) any mandatory scheduled repayments of principal on any Indebtedness (other than Indebtedness in respect of the Loans) of the Borrower or any of its Subsidiaries paid or due and payable during such period, other than (A) any repayment of principal of any Indebtedness from the proceeds of Indebtedness permitted hereby, and (B) any repayments of principal of Indebtedness from the proceeds of any sale of assets to the extent that the gain from any such sale is not included in Consolidated Net Income pursuant to clause
(a) of the definition thereof, plus (iii) any repayments of principal of the Loans during such period, but only to the extent that such repayments were (A) required to reduce the outstanding principal of the Loans to the amount of the Total Commitment, or (B) accompanied by corresponding permanent reductions in the Total Commitment, plus (iv) cash payments made during such period on account of Capital Expenditures (excluding Capital Expenditures financed from the proceeds of permitted Indebtedness or insurance or through Capitalized Leases), plus (v) federal and state income taxes paid during such period.

         Consolidated Net Income. For any period, the net income of the Borrower and its Subsidiaries for such period, after deduction of all expenses, taxes, and other proper charges for such period, determined on a consolidated basis in accordance with GAAP, after eliminating therefrom (a) all extraordinary nonrecurring gains or losses, including, without limitation, any gains (or losses) from any Sale of any Station or other assets, and (b) non-cash dividends or non-cash distributions from Investments, but without any reduction on account of any minority interest in a Majority-Owned Subsidiary.

         Consolidated Total Interest Expense. For any period, the aggregate amount of interest required to be paid or payable in cash by the Borrower or any of its Subsidiaries during such period on all Funded Debt of the Borrower or any of its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases and including Commitment Fees payable pursuant to ss.2.2.

         For purposes of determining the Consolidated Total Interest Expense for any period, any acquisition or Sale of any Station or other property of the Borrower or any of its Subsidiaries which occurred during such period as permitted pursuant to ss.7.5 shall be deemed to have occurred immediately prior to such period and Consolidated Total Interest Expense shall be determined as if
(a) any Indebtedness incurred in connection with such acquisition or repaid in connection with such Sale (other than any such repayment of Loans if such repayment was not accompanied by a simultaneous reduction in like amount of the Total Commitment) was incurred or repaid, as the case may be, immediately prior to such period and (b) the interest rate payable with respect to any increase in Indebtedness in connection with such acquisition which was outstanding during all or any part of such period was at all times equal to the rate of interest payable with respect to such Indebtedness on the last day of the period for which Consolidated Total Interest Expense is to be determined or, if earlier, the last day on which such Indebtedness was outstanding.

         Continuation or Conversion Notice. A notice given by the Borrower to the Agent in accordance with ss.3.2 pursuant to which the Borrower notifies the Agent of its election to continue a Eurodollar Rate Loan for a particular Interest Period, or to convert any Base Rate Loans to Eurodollar Rate Loans for a particular Interest Period.

         Credit Agreement. This Credit Agreement, including the Schedules and Exhibits hereto.

         Debtor Relief Laws. The Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         Default. See ss.11.

         Defaulting Bank. Any Bank that (a) has failed to fund any portion of the Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to Agent or any other Bank any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

         Dollars. Dollars in lawful currency of the United States of America.

         Drawdown Date. The date on which any Loan is made or is to be made in accordance with ss.2.1.

         Eligible Assignee. (a) A Bank; (b) an affiliate of a Bank; and (c) any other Person (other than a natural person) approved by (i) Agent, and (ii) unless an Event of Default has occurred and is continuing, Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include Borrower or any of Borrower's Affiliates or Subsidiaries.

         Environmental Laws.  See ss.5.16.

         Environmental Liability. Any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Substances, (c) exposure to any Hazardous Substances, (d) the release or threatened release of any Hazardous Substances into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         ERISA. The Employee Retirement Income Security Act of 1974, as amended.

         ERISA Affiliate. Any Person which is considered a single employer with the Borrower under ss.4001(b) of ERISA or part of the same "controlled group" as the Borrower for purposes of ss.302(d)(8)(c) of ERISA.

         ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of ss.4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived by the regulations thereunder, or an event or condition which presents a material risk of a plan termination or any other event that may cause the Borrower or an ERISA Affiliate to incur liability or have a lien imposed on its assets under Title IV of ERISA.

         Escrow Proceeds. Proceeds released from escrow under the Pledge and Escrow Agreement.

         Eurodollar Base Rate.  See the definition of Eurodollar Rate.

         Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan, a rate per annum determined by Agent pursuant to the following formula:


Eurodollar Rate  =         Eurodollar Base Rate
                   ------------------------------------
                   1.00 - Eurodollar Reserve Percentage

         Where,

         Eurodollar Base Rate means, for such Interest Period (rounded upwards, as necessary, to the nearest 1/100 of 1%) the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurodollar Base Rate" for such Interest Period (rounded upwards, as necessary, to the nearest 1/100 of 1%) shall be the rate per annum determined by Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

         Eurodollar Reserve Percentage means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Bank, under regulations issued from time to time by the Board of Governors of the Federal Reserve System of the United States for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

         Eurodollar Rate Loan means a Loan that bears interest at a rate based on the Eurodollar Rate.

         Event of Default.  See ss.11.

         FCC. The United States Federal Communications Commission (or any successor agency, commission, bureau, department or other political subdivision of the United States).

         FCC License. Any radio, television or other license, permit, certificate of compliance, franchise, approval or authorization granted or issued by the FCC.

         Federal Funds Rate. For any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by Agent.

         Fixed Charges. With respect to any date of determination, the sum of
(i) Total Debt Service, plus (ii) Capital Expenditures (excluding Capital Expenditures financed from the proceeds of permitted Indebtedness or insurance or through Capitalized Leases) made by the Borrower and its Subsidiaries during the period of four (4) consecutive fiscal quarters immediately preceding such date of determination, plus (iii) the aggregate amount of cash taxes paid by the Borrower and its Subsidiaries during the period of four (4) fiscal quarters ended on such date of determination, after excluding therefrom cash taxes paid during such period with respect to the gain from any Sale of one or more Stations during such period or any prior period.

         Funded Debt. In relation to any Person at any time, all Indebtedness for borrowed money (including all notes payable and drafts accepted representing extensions of credit and all obligations evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid) of such Person, all guaranty or other contingent obligations of such Person in respect of any such Indebtedness of any other Person, the liquidation value of all preferred stock at such time (other than any preferred stock which is not redeemable at the option of the holder), all obligations of such Person constituting Capitalized Lease Obligations and all obligations of such Person for the deferred purchase price of property or services (except, in any event, trade payables, payment obligations in respect of film license contracts of any Station, in each case arising in the ordinary course of business, and obligations under leases which do not constitute Capitalized Lease Obligations).

         GAAP. Generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

         Governmental Authority. Any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

         Guaranty Agreement. The Guaranty Agreement substantially in the form of Exhibit H attached hereto, to be executed and delivered to the Agent by the Subsidiaries on the Closing Date and as otherwise required hereunder.

         Guaranteed Pension Plan. Any pension plan maintained by the Borrower or any ERISA Affiliate, or to which the Borrower or any ERISA Affiliate contributes, that is subject to Title IV of ERISA or ss.412 of the Code or ss.302 of ERISA.

         Hazardous Substances.  See ss.5.16.

         Indebtedness. All obligations, contingent and otherwise, that in accordance with GAAP would be classified upon the obligor's balance sheet as liabilities, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all redemption obligations in respect of any redeemable preferred stock (calculated at the liquidation value thereof); and (d) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

         Interest Payment Date. (a) As to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and
(b) as to any Base Rate Loan, the last day of each March, June, September and December and the Maturity Date.

         Interest Period. As to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by Borrower in its Loan Request or Continuation or Conversion Notice; provided that:

                  (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) no Interest Period shall extend beyond the Maturity
         Date.

         Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock, partnership or membership interests, or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness) or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be deducted in respect of each such Investment any cash amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution);

(c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and (d) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         Laws. Collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

         Loans. Collectively, the loans advanced to the Borrower by the Banks pursuant to this Credit Agreement.

         Loan Documents. This Credit Agreement, the Notes, the Guaranty Agreements and the Security Documents.

         Loan Parties. Collectively, Borrower and each Person (other than the Agent or any Bank) executing a Loan Document, including, without limitation, each such Person executing the Guaranty and the Pledge Agreement.

         Loan Request.  See ss.2.5.

         Majority Banks. As of any date of determination, Banks having more than 66-2/3% of the Total Commitment or, if the Commitments of each Bank to make Loans have been terminated pursuant to ss. 11.1, Banks holding in the aggregate more than 66-2/3% of the outstanding principal amount of the Notes; provided that the Commitment of, and the portion of the outstanding principal amount of the Notes held or deemed held by, any Defaulting Bank shall be excluded for purposes of making a determination of Majority Banks.

         Majority-Owned Subsidiaries. Collectively, (i) Harrisburg Television, Inc. and (ii) TV Alabama Inc.

         Maturity Date. August 23, 2011, or such earlier date on which the outstanding Loans hereunder are declared due and payable pursuant to the terms of this Credit Agreement or on which the Total Commitment is terminated.

         Media Business. Any business involved in the provision and/or distribution of news, information or entertainment content or services supported by advertising and/or subscription-based revenue.

         Moody's. Moody's Investors Service, Inc. or any successor rating agency.

         Multiemployer Plan. Any multiemployer plan within the meaning of ss.3(37) of ERISA maintained or contributed to by any of the Borrowers or any ERISA Affiliate.

         Net Debt Proceeds. With respect to the issuance of any instruments or other securities evidencing Indebtedness of the Borrower or any of its Subsidiaries that is permitted by this

Agreement, the gross amount of cash proceeds received by the Borrower or any of its Subsidiaries in respect of such issuance, less (to the extent applicable and without duplication) reasonable sales and underwriting commissions, investment banking, accounting and legal fees and disbursements, and printing expenses and governmental fees incurred in connection with such issuance and payable by the issuer of such instruments or other securities.

         Net Disposition Proceeds. One hundred percent (100%) of the cash proceeds from any Sale of assets or other property other than any Sale of assets or other property permitted by ss.7.5(b), less to the extent applicable and without duplication (a) customary and reasonable amounts paid or payable in respect of brokerage fees incurred by the Borrower or any of its Subsidiaries in connection with such Sale, (b) other reasonable transaction costs incurred by the Borrower or any of its Subsidiaries in connection with such Sale, and (c) sales or other gross receipts, income, or property transfer taxes, payable in cash by the Borrower or any of its Subsidiaries relating to such Sale; provided, that Net Disposition Proceeds shall not include the first $500,000 of such proceeds received by the Borrower and its Subsidiaries in any calendar year. If the Borrower or any of its Subsidiaries receives any promissory notes or other instruments as part of the consideration for such Sale or if payment in cash of any portion of the consideration for such Sale is otherwise deferred, Net Disposition Proceeds shall (to the extent such cash payments would constitute Net Disposition Proceeds hereunder) be deemed to include any cash payments in respect of such notes or instruments or otherwise deferred portion of such consideration when and to the extent received by such Person. If the Borrower or any of its Subsidiaries receives any property (other than cash) as part of the consideration for any Sale, Net Disposition Proceeds from such Sale shall (to the extent such cash payments would constitute Net Disposition Proceeds hereunder) be deemed to include any cash payments in respect of such property when and to the extent received by such Person.

         Net Insurance Proceeds. The aggregate amount of proceeds received by the Borrower or any of its Subsidiaries in excess of $500,000 from any claim under a property or casualty insurance policy in connection with any property or casualty damage or loss, provided, that, so long as no Default or Event of Default has occurred and is continuing, such proceeds may be used within three hundred sixty four (364) days after receipt to repair or replace the property damaged or otherwise to acquire assets useful in the business of the Borrower or any of its Subsidiaries.

         Net Securities Proceeds. With respect to the issuance by the Borrower or any of its Subsidiaries of any capital stock or partnership or membership interests, as applicable, (other than the issuance and sale by the Borrower of capital stock of the Borrower to Joe L. Allbritton or any Person of which Joe L. Allbritton owns, directly or indirectly, 100% of the outstanding capital stock or partnership or membership interests, as applicable, and the issuance and sale by any Subsidiary of the Borrower of capital stock or partnership or membership interests, as applicable, of such Subsidiary to the Borrower or to any other Subsidiary of the Borrower), the gross amount of cash consideration payable to or receivable by the Borrower or any of its Subsidiaries in respect of such issuance, less (to the extent applicable and without duplication) reasonable sales and underwriting commissions, investment banking, accounting and legal fees and disbursements, printing expenses, rating agency, stock exchange, trustee fees and similar reasonable and customary fees, and any governmental fees incurred in connection with such issuance and payable by the issuer of such capital stock or partnership or membership interests, as applicable. If the Borrower or any of its Subsidiaries receives any property (other than cash) as part of the consideration for any such issuance, Net Securities Proceeds shall be deemed to include any cash payments in respect of such property when and to the extent received by the Borrower or any of its Subsidiaries.

         Note Record. The grid attached to a Note, or the continuation of such grid, or any other similar record maintained by the Bank holding such Note with respect to any Loan.

         Notes. The promissory notes issued pursuant to ss.2.4 of this Credit Agreement evidencing the Loans.

         Obligations. All advances to, and debts, liabilities, obligations and covenants of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

         Outstanding or outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

         PBGC. The Pension Benefit Guaranty Corporation created by ss.4002 of ERISA and any successor entity or entities having similar responsibilities.

         Permitted Acquisition. Any acquisition of a Station or another Media Business by the Borrower or any of its Subsidiaries so long as, in each case:

                  (a) on or prior to the closing date of such acquisition, the Borrower shall have delivered to the Agent and the Banks a certificate of the President or Chief Financial Officer stating that, (i) based on, among other things, operating and financial projections and pro-forma financial statements delivered to the Agent and the Banks and certified by the President or Chief Financial Officer of the Borrower as being consistent with historical results and results which can be expected for the future, immediately after giving effect to the Permitted Acquisition (including the making of any Loans and the incurrence or assumption of any Indebtedness in connection with such Permitted Acquisition) all covenants contained herein will be satisfied on a pro forma basis through the period ending twelve months after the date of the Permitted Acquisition and (ii) upon consummation of such acquisition the ratio of (A) Consolidated EBITDA for the most recent four (4) fiscal quarter period for which financial statements of the Borrower have been delivered to the Agent, less EBITDA of the Borrower and its Subsidiaries attributable to Stations (determined as provided in the fourth paragraph of the definition of Consolidated EBITDA) for such period to (B) Consolidated EBITDA for such period shall not exceed 0.25:1.

                  (b) no Default or Event of Default is continuing immediately prior to such Permitted Acquisition, and no Default or Event of Default would result therefrom; and

                  (c) if such Permitted Acquisition will be made through a new Subsidiary of the Borrower, the Borrower shall (i) have pledged the capital stock or partnership or membership interests, as applicable, of such Subsidiary to the Agent pursuant to the Pledge Agreement and (ii) promptly cause the Subsidiary to guaranty the Obligations of the Borrower under the Loan Documents pursuant to a guaranty agreement substantially in the form of the Guaranty Agreement.

         Permitted Dispositions. Means the sale or transfer by the Borrower, directly or indirectly through one or more of its Subsidiaries, from time to time, of shares of capital stock or units of partnership or membership interests, as applicable, of any of its Subsidiaries (other than Majority-Owned Subsidiaries) representing in the aggregate twenty percent (20%) or less of the outstanding capital stock or units of partnership or membership interests of any such Subsidiary.

         Permitted Liens. Liens, security interests and other encumbrances permitted by ss.7.2.

         Permitted Refinancing Indebtedness. Any renewals, extensions, substitutions, refinancings or replacements of the Subordinated Debt Documents, including any successive extensions, renewals, substitutions, refinancings or replacements so long as (i) the Maturity of such Indebtedness is not earlier than six months after the Maturity Date, (ii) the new Indebtedness shall have terms and conditions of default which are no more restrictive than those set forth in the Subordinated Debt Documents, (iii) the new Indebtedness shall have the same terms and conditions of subordination as set forth in the Subordination Documents, (iv) the rate of interest payable on such Indebtedness shall not exceed the rate of interest currently payable under the Subordinated Debt Documents, and (v) the aggregate amount of Indebtedness represented thereby is not increased by such renewal, extension, substitution, refinancing or replacement (other than to finance reasonable finance fees, pre-payment premiums and expenses associated with such refinancing) provided, that, upon Agent's and Majority Banks' consent, the aggregate amount of such Indebtedness may be increased, provided, further, that concurrently with the incurrence of such Indebtedness the aggregate amount of Indebtedness which Borrower or any of its Subsidiaries may incur for Permitted Acquisition pursuant to Section 7.1(j)(ii)(B) shall be reduced by the amount of any such increase in Indebtedness hereunder.

         Person. Any individual, corporation, partnership, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         Pledge Agreement. The Pledge Agreement, substantially in the form of Exhibit D attached hereto, to be executed and delivered to the Agent by Allbritton Group, Inc., the Borrower and certain of its Subsidiaries on the Closing Date.

         Proceeds. Collectively, Net Debt Proceeds, Net Disposition Proceeds, Net Insurance Proceeds, and Net Securities Proceeds.

         Projections. See ss.5.4.2.

         Proprietary Rights.  See ss.5.6.

         Real Estate. All real property at any time owned or leased by the Borrower or any of its Subsidiaries.

         Register. See ss.17(c).

         Related Parties. With respect to any Person, such Person's affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's affiliates.

         Responsible Officer. The chief executive officer, president, chief financial officer or treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

         Restricted Payments. In relation to the Borrower or any of its Subsidiaries,

                  (a) the declaration or payment of any dividend on or in respect of any shares of any class of capital stock or units of partnership or membership interests of a limited liability company, as applicable, of such Person, other than dividends payable solely in shares of common stock or units of partnership or membership interests of a limited liability company, as applicable, of such Person; the purchase, redemption, or other retirement of any shares of any class of capital stock or units of partnership or membership interests of a limited liability company, as applicable, of such Person, directly or indirectly through a Subsidiary or otherwise; the return of capital by such Person to its shareholders or other equity holders as such; or any other distribution on or in respect of any shares of any class of capital stock or units of partnership or membership interests of a limited liability company, as applicable, of such Person;

                  (b) any payment or prepayment by such Person (whether of principal, premium, interest or other sum) of or on account of, any payment or other distribution on account of the redemption, repurchase, defeasance, retirement or other acquisition for value of, or any sinking fund payment in respect of Indebtedness of such Person which is subordinated to the Obligations other than the repayment, redemption, repurchase or defeasance of Indebtedness of such Person by such Person solely from the proceeds of Permitted Refinancing Indebtedness arising in connection with the refinancing of such Indebtedness (provided that the Borrower may pay any premium on any such Indebtedness out of cash on hand or borrowings hereunder); and

                  (c) any loan or advance by such Person to, or any other Investment by such Person in, any Affiliate of such Person (other than the Borrower or any of its Subsidiaries); and

                  (d) any other payment or distribution (whether by cash, obligations, securities or other property) to any Affiliate of such Person (other than the Borrower or any of its Subsidiaries).

For purposes of this Credit Agreement and the other Loan Documents, the term "Restricted Payments" shall not include any salaries, bonuses, advances or other compensation to officers, directors and employees made by the Borrower or any of its Subsidiaries in the ordinary course of its business and any payments in respect of transactions described in any of clauses (1), (2), (4) and (5) of the last sentence of
Section 4.11 of the ACC 7 3/4% Senior Subordinated Indenture as in effect on the date hereof or any Investment permitted by Sections 7.3(e), 7.3(f) and 7.3(h).

         S&P. Standard & Poor's Ratings Group, or any successor rating agency.

         Sale. Any sale, transfer or other disposition of assets or other property, including by means of simultaneous exchange of Stations.

         Security Documents. The Pledge Agreement, the Collateral Assignment of Proceeds, and all other instruments that shall from time to time be identified by the Agent and the borrower as Security Documents.

         Senior Debt. In relation to any Person at any time, the aggregate amount of Consolidated Funded Debt less Indebtedness outstanding under the Subordinated Debt Documents and any refinancing thereof, or any other subordinated Indebtedness incurred pursuant to Section 7.1 herein.

         Station. All licenses, franchises and permits (including all FCC Licenses) issued under federal, state or local laws from time to time which authorize a Person to receive or distribute, or both, over the airwaves, audio and visual, radio or microwave signals within a geographic area for the purpose of providing commercial broadcasting of television or radio entertainment, together with all property owned or used in connection with the entertainment provided pursuant to, and all interests of such Person to receive revenues from any other Person which derives revenues from or pursuant to, said licenses, franchises and permits.

         Subordinated Debt Documents. Collectively, the ACC 7 3/4% Senior Subordinated Notes and the ACC 7 3/4% Senior Subordinated Indenture.

         Subsidiary. Any corporation, limited liability company, as applicable, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

         Syndication Agent.  Deutsche Bank Securities Inc.

         Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time.

         Total Debt. All Funded Debt of the Borrower (including capitalized leases) and its Subsidiaries on a consolidated basis.

         Total Debt Service. Interest payments plus scheduled principal payments with respect to Funded Debt of the Borrower and its Subsidiaries.

         Type. With respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

         Voting Stock. Stock, partnership or membership interests, or similar interests of any class or classes (however designated) the holders of which are at the time entitled, as such holders, to vote for the election of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

Section 1.2   Rules of Interpretation.

                  (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

                  (b) The singular includes the plural and the plural includes the singular.

                  (c) A reference to any law includes any amendment or modification to such law.

                  (d) A reference to any Person includes its permitted successors and permitted assigns.

                  (e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

                  (f) The words "include", "includes" and "including" are not limiting.

                  (g) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in Massachusetts, have the meanings assigned to them therein.

                  (h) Reference to a particular "ss." refers to that section of the agreement in which such reference appears unless otherwise indicated.

                  (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to the agreement in which they appear as a whole and not to any particular section or subdivision of that agreement unless otherwise specifically indicated.

                  (j) The Section references and defined terms set forth in parentheticals at the end of certain definitions in ss.1.1 are intended for convenience of reference only to cite to other sections of this Credit Agreement where such terms are used and shall not define or limit the defined terms set forth in ss.1.1.

Section 1.3   Accounting Terms.

                  (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements as of the Balance Sheet Date, except as otherwise specifically prescribed herein.

                  (b) Notwithstanding the definition of GAAP, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or the Majority Banks shall so request, the Agent, the Banks and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Banks); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and
(ii) Borrower shall provide to the Agent and the Banks financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Section 2.    THE REVOLVING CREDIT FACILITY.

         Section 2.1 Commitment to Lend. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the date of this Credit Agreement and the Maturity Date such sums as requested by the Borrower up to a maximum aggregate principal amount outstanding (after giving effect to all amounts then being requested) at any one time equal to such Bank's Commitment, provided that the sum of the outstanding amount of the Loans (after giving effect to all amounts then being requested) shall not at any time exceed the Total Commitment, upon notice by the Borrower to the Agent given in accordance with ss.2.5. The Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Loan shall constitute a representation by the Borrower that the conditions set forth in ss.9 and ss.10, in the case of the initial Loans to be made on the Closing Date, and ss.10, in the case of all other Loans, have been satisfied on the date of such request.

         Section 2.2 Commitment Fee. The Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages, a Commitment Fee equal to the product of the Commitment Fee Rate multiplied by the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Maturity Date by which the Total Commitment exceeds the outstanding amount of Loans during such calendar quarter. The Commitment Fee shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 in each calendar year, commencing on the first such date following the date hereof, with a final payment on the Maturity Date or any earlier date on which the Commitments shall terminate.

         Section 2.3   Reduction of Commitments.

                  (a) Optional Reduction of Commitments. The Borrower shall have the right at any time and from time to time upon three (3) Business Days' written notice to the Agent to reduce by $500,000 or an integral multiple thereof or terminate entirely the unborrowed portion of the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this ss.2.3, the Agent will notify the Banks of the substance thereof. No reduction of the Commitments of the Banks may be reinstated.

                  (b) Mandatory Reduction of Commitment. Simultaneously with any receipt by the Borrower or any of its Subsidiaries of any Proceeds, if an Event of Default has occurred and is continuing, the Total Commitment shall be reduced by the amount of such Proceeds.

         Section 2.4   The Notes.

                  (a) The Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (each a "Note"), dated the Closing Date and completed with appropriate insertions. One Note shall be payable to the order of each Bank in a face amount equal to such Bank's Commitment. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of receipt of any payment of principal on such Bank's Note, an appropriate notation reflecting such payment on the Note Record attached to such Bank's Note. The outstanding amount of the Loans set forth on such Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.

                  (b) Upon receipt of an affidavit of an officer of any Bank as to the loss, theft, destruction or mutilation of any Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of any such Note or other security document, Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

         Section 2.5 Requests for Loans. The Borrower shall give to the Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in a writing in the form of Exhibit B hereto) of each Loan requested hereunder (a "Loan Request") no later than 11:00 a.m. (Boston time) (a) at least three (3) Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan and (b) at least one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan. Each such notice shall specify (i) the principal amount of the Loan requested, (ii) the proposed Drawdown Date of such Loan, (iii) whether such Loan shall initially be a Base Rate Loan or a Eurodollar Rate Loan and (iv) the Interest Period for such Loan (if such Loan shall be a Eurodollar Rate Loan). Promptly upon receipt of any such Loan Request, the Agent shall notify each of the Banks of the substance thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum amount of $1,000,000 or an integral multiple of $100,000 in excess thereof.

         Section 2.6   Funds for Loans.

                  (a) Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Loan, each of the Banks, severally, will make available to the Agent, at its head office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Loan. Upon receipt from each Bank of such amount, and upon receipt of the documents required by ss.ss.9 and 10 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make the aggregate amount of such Loan available to the Borrower. The failure or refusal of any Bank to make available to the Agent at the aforesaid time on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of its Commitment Percentage of any requested Loan.

                  (b) Unless Agent shall have received notice from a Bank prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 11:00 am on the date of such Borrowing) that such Bank will not make available to Agent such Bank's share of such Borrowing, Agent may assume that such Bank has made such share available on such date and at the time required in accordance with ss.2.6(a) and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Bank has not in fact made its share of the applicable Borrowing available to Agent, then the applicable Bank and Borrower severally agree to pay to Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Agent, at (i) in the case of a payment to be made by such Bank, the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Agent in connection with the foregoing and (ii) in the case of a payment to be made by Borrower, the interest rate applicable to the Loan made on such date. If Borrower and such Bank shall pay such interest to Agent for the same or an overlapping period, Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Bank pays its share of the applicable Borrowing to Agent, then the amount so paid shall constitute such Bank's Loan included in such Borrowing. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Bank that shall have failed to make such payment to Agent.

                  (c) The obligations of the Banks hereunder to make Loans and to make payments under ss.14(c) are several and not joint. The failure of any Bank to make any Loan or to make any payment under ss.14(c) on any date required hereunder shall not relieve any other Bank of its corresponding obligation to do so on such date, and no Bank shall be responsible for the failure of any other Bank to so make its Loan or to make its payment under ss.14(c).

                  (d) Nothing herein shall be deemed to obligate any Bank to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Bank that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         Section 2.7   Mandatory Repayments and Prepayments of Loans.

                  Section 2.7.1 The Borrower promises to pay the outstanding amount of all Loans on the Maturity Date.

                  Section 2.7.2 If at any time the sum of the outstanding amount of the Loans exceeds the Total Commitment, then the Borrower shall immediately repay principal of the Loans in an amount equal to the amount of such excess.

                  Section 2.7.3 Concurrently with the receipt by the Borrower or any of its Subsidiaries of any Proceeds, if a Default or Event of Default has occurred and is continuing, the Borrower shall prepay principal of the Loans in an amount equal to the amount of such Proceeds.

                  Section 2.7.4 Each prepayment of the Loans pursuant to this ss.2.7 shall be accompanied by the payment of accrued interest on principal of the Loans prepaid, together with any amounts required by ss.3.9 in respect of such prepayment. Each such prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practicable to equalize any prior repayments or prepayments not exactly in proportion.

         Section 2.8 Optional Repayments of Loans. The Borrower shall have the right, at its election, to repay the outstanding amount of any Loans, as a whole or in part, at any time without penalty or premium; provided that in the case of any full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans such prepayment shall occur only on the last day of an Interest Period for such Eurodollar Rate Loan and if such prepayment is made prior to the end of the Interest Period applicable thereto, the Borrower shall be obligated to reimburse the Banks in respect thereof pursuant to ss.3.3. The Borrower shall give the Agent at least three (3) Business Days' notice of any proposed repayment of Loans, in each case specifying the proposed date of repayment and the principal amount to be paid, which notice, if not in writing, shall be promptly confirmed in writing. Each such partial payment of Loans shall be in a minimum amount of $500,000 or an integral multiple of $100,000 in excess thereof. Each repayment pursuant to this ss.2.8 shall be accompanied by the payment of accrued interest on the principal repaid to the date of payment. Each such partial repayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practicable to equalize any prior repayments or prepayments not exactly in proportion.

         Section 2.9 Sharing of Payments. If any Bank shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Bank's receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Bank receiving such greater proportion shall (a) notify Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Banks, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Banks ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; and other amounts owing them; provided that:

                  (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

                  (ii) the provisions of this Section shall not be construed to apply to (A) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Bank as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Bank acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Bank were a direct creditor of such Loan Party in the amount of such participation.

         Section 2.10  Increase of Commitments.

                  (a) The Borrower may from to time during the term of this Agreement, so long as no Event of Default exists, request an increase in the aggregate amount of the Total Commitment by delivering a written request (an "Increase Request") to the Agent and the Banks; provided that the aggregate amount of such increase in the amount of the Total Commitment pursuant to this ss. 2.10 shall not exceed the lesser of (i) $50,000,000 or (ii) the amount of additional "Senior Debt" (as defined in the ACC 7 3/4% Senior Subordinated Indenture, as amended from time to time) that may be incurred by the Borrower in accordance with the terms of the ACC 7 3/4% Senior Subordinated Indenture, as amended from time to time. Any Increase Request shall specify (A) the date (the "Increase Response Date") by which any Bank or prospective Bank that is willing to increase its Commitment must respond to such request, (B) the date (the "Increase Effective Date") on which the requested increase is to become effective (which shall be at least five Business Days after the related Increase Response Date) and (C) the amount of the requested increase (which shall be $10,000,000 or a higher integral multiple of $1,000,000). No Bank shall be obligated to increase its Commitment pursuant to any Increase Request.

                  (b) Not later than the Increase Response Date for an Increase Request, any Bank or prospective Bank that is willing to increase its Commitment in response to such Increase Request (an "Increasing Bank") shall notify the Borrower and the Agent of the amount by which such Bank or prospective Bank is willing to increase its Commitment (which amount shall be an integral multiple of $1,000,000). On the first Business Day after the Increase Response Date, the Agent shall notify the Increasing Banks of the amounts of their respective increases (it being understood that if the aggregate amount of increased Commitments offered pursuant to an Increase Request exceeds the amount requested, the Borrower, in consultation with the Agent, may (subject to the limitation in clause (a) above) accept all or any portion of such excess offered Commitments and/or allocate the increases in the Commitments among the Increasing Banks). On the applicable Increase Effective Date, the Commitment of each Increasing Bank shall be increased by the amount offered by (or, if applicable, allocated to) such Increasing Bank and the aggregate amount of the Total Commitment shall be increased (and the Commitment Percentages adjusted) accordingly.

                  (c) If any Increasing Bank is not a Bank prior to the related Increase Effective Date, such Increasing Bank shall be subject to approval by the Borrower and the Agent (such approvals not to be unreasonably withheld or delayed) and such Increasing Bank, the Borrower and the Agent shall sign and deliver a joinder agreement (a "Joinder Agreement"), in form and substance satisfactory to the Borrower, the Agent and such Increasing Bank, pursuant to which such Increasing Bank shall become a party to this Agreement.

                  (d) From and after any Increase Effective Date, the Borrower and the Agent shall cooperate in making conversions of the Eurodollar Rate Loans from one interest rate basis to another and in selecting Interest Periods to be applicable thereto in order, during a reasonable period following the Increase Effective Date, to make the Loans of the Banks ratable (based on their respective Commitment Percentages after giving effect to the increased Commitments hereunder) in the various Types

Section 3.    INTEREST; CERTAIN GENERAL PROVISIONS.

         Section 3.1   Interest on Loans; Payment.

                  (a) Eurodollar Rate Loans. Except as otherwise increased pursuant to ss.3.12 hereof, the outstanding amount of each Eurodollar Rate Loan shall bear interest during each Interest Period relating thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Eurodollar Applicable Margin in effect for such Interest Period. The Borrower absolutely and unconditionally promises to pay interest on each Eurodollar Rate Loan in arrears on each Interest Payment Date with respect thereto.

                  (b) Base Rate Loans. Except as otherwise increased pursuant to ss.3.12 hereof, the outstanding amount of each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate in effect from time to time, plus the Alternate Base Rate Applicable Margin in effect from time to time. The Borrower absolutely and unconditionally promises to pay interest on each Base Rate Loan in arrears on each March 31, June 30, September 30 and December 31, and on the Maturity Date.

                  (c) Maximum Interest Rate. If, at any time, the rate of interest, together with all amounts which constitute interest and which are reserved, charged or taken by any Bank as compensation for fees, services or expenses incidental to the making, negotiating or collection of the loan evidenced hereby, shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted to be charged by any Bank to Borrower under applicable law, then, during such time as such rate of interest would be deemed excessive, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Credit Agreement shall be governed by such new law as of its effective date.

         Section 3.2 Interest Period Options. Upon notice (a "Continuation or Conversion Notice") given to the Agent no later than 11:00 a.m. (Boston time) at least three (3) Business

Days' prior to the expiration of an Interest Period applicable to any Eurodollar Rate Loan, or the commencement of any Interest Period for any Base Rate Loan to be converted to a Eurodollar Rate Loan, the Borrower may elect to continue such Loan as a Eurodollar Rate Loan upon the expiration of the then applicable Interest Period for another Interest Period of the duration specified in such notice, or convert a Base Rate Loan to a Eurodollar Rate Loan for the Interest Period specified in such notice; provided that no Eurodollar Rate Loan may be continued, and no Base Rate Loan may be converted to a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing; provided further that the Eurodollar Rate Loan to which any particular Interest Period applies shall be in an aggregate principal amount of at least $500,000 or an integral multiple of $100,000 in excess thereof. Each continuation of a Eurodollar Rate Loan hereunder, and each conversion of a Base Rate Loan to a Eurodollar Rate Loan, shall be allocated between the Banks in proportion, as nearly as practicable, to each Bank's Commitment Percentage, with adjustments to the extent practicable to equalize any prior continuations not exactly in proportion. After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than six (6) Interest Periods in effect with respect to Loans.

         Any portion of the Loans for which the Borrower shall not have delivered a timely Continuation or Conversion Notice in accordance with the terms hereof shall be a Base Rate Loan upon the expiration of the current Interest Period for such Loan, until such time as such Base Rate Loan is converted to a Eurodollar Rate Loan in accordance with the terms hereof.

         Section 3.3 Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day. Each determination by Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

         Section 3.4   Payments Generally; Agent's Clawback.

                  (a) All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to Agent, for the account of the respective Banks to which such payment is owed, at the Agent's office in Dollars and in immediately available funds not later than 12:00 noon on the date specified herein. Agent will promptly distribute to each Bank its Commitment Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer. All payments received by Agent after 12:00 noon shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

                  (b) Unless Agent shall have received notice from Borrower prior to the date on which any payment is due to Agent for the account of the hereunder that Borrower will not make such payment, Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Banks the amount due. In such event, if Borrower has not in fact made such payment, then each of the Banks severally agrees to repay to Agent forthwith on demand the amount so distributed to such Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation. A notice from Agent to any Bank or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

         Section 3.5   Taxes.

                  (a) Any and all payments by Borrower to or on account of any obligation of Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if Borrower shall be required by any applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this ss.3.5), Agent or any Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and
(iii) Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) Without limiting the provisions of subsection (a) above, Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Borrower shall indemnify Agent and each Bank, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by Agent or such Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Bank (with a copy to Agent), or by Agent on its own behalf or on behalf of a Bank, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a Governmental Authority, Borrower shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.

                  (e) Any Bank, if requested by Borrower or Agent, shall deliver such documentation prescribed by applicable law or reasonably requested by Borrower or Agent as will enable the Borrower or Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements.

                  (f) If Agent or any Bank determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this ss.3.5 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of Agent or such Bank, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrower, upon the request of Agent or such Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Agent or such Bank in the event Agent or such Bank is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require Agent or any Bank to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

         For purposes of this ss. 3.5, the following terms shall have the meanings ascribed thereto:

         "Excluded Taxes" means, with respect to Agent, any Bank or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Bank, in which its applicable lending office is located, and (b) any branch profits taxes imposed by the United States or any similar tax imposed by the United States or any similar tax imposed by any other jurisdiction in which Borrower is located.

         "Indemnified Taxes" means Taxes other than Excluded Taxes.

         "Other Taxes" means all present or future stamp, intangible or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

         "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

         Section 3.6 Illegality. If any Bank determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Bank to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Bank to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Bank to Borrower through Agent, any obligation of such Bank to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Bank notifies Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall, upon demand from such Bank (with a copy to Agent), convert all Eurodollar Rate Loans of such Bank to Base Rate Loans, either on the last day of the Interest Period therefor, if such Bank may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Bank may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such conversion, Borrower shall also pay accrued interest on the amount so converted and all amounts due under ss. 3.9 in accordance with the terms thereof due to such conversion.

         Section 3.7 Inability to Determine Rates. If Agent determines in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (c) the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, Agent will promptly so notify Borrower and each Bank. Thereafter, the obligation of Banks to make or maintain Eurodollar Rate Loans shall be suspended until Agent (upon the instruction of the Majority Banks) revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

         Section 3.8   Increased Costs.

                  (a)  If any Change in Law shall:

                       (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Bank (except any reserve requirement reflected in the Eurodollar
                  Rate);

                       (ii) subject any Bank to any tax of any kind whatsoever with respect to this Agreement, or any Eurodollar Rate Loan made by it hereunder, or change the basis of taxation of payments to such Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by ss. 3.5 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Bank); or

                       (iii) impose on any Bank or the London interbank market
                  any other condition, cost or expense with respect to this Agreement or Eurodollar Rate Loans made by such Bank;

and the result of any of the foregoing shall be to increase the cost to such Bank of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Bank hereunder (whether of principal, interest or any other amount) then, upon written request of such Bank, Borrower will pay to such Bank, such additional amount or amounts as will compensate such Bank for such additional costs incurred or reduction suffered (after such Bank shall have allocated the same fairly and equitably among all customers of any class generally affected thereby).

                  (b) If any Bank determines that any Change in Law affecting such Bank or any office of such Bank or such Bank's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company, if any, as a consequence of this Agreement, the Commitment of such Bank or the Loans made by such Bank, to a level below that which such Bank or such Bank's holding company could have achieved but for such Change in Law (taking into consideration such Bank's policies and the policies of such Bank's holding company with respect to capital adequacy), then from time to time Borrower will pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank's holding company for any such reduction suffered (after such Bank shall have allocated the same fairly and equitably among all customers of any class generally affected thereby).

                  (c) A certificate of a Bank setting forth the amount or amounts necessary to compensate such Bank or its holding company, as the case may be, as specified in subsection (a) or (b) of this ss.3.8 and delivered to Borrower shall be conclusive absent manifest error. Borrower shall pay such Bank, the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Bank to demand compensation pursuant to the foregoing provisions of this ss.3.8 shall not constitute a waiver of such Bank's right to demand such compensation, provided that Borrower shall not be required to compensate a Bank pursuant to the foregoing provisions of this ss.3.8 for any increased costs incurred or reductions suffered more than three months prior to the date that such Bank notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Bank's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof).

                  (e) If the Agent or any Bank determines, in its sole discretion, that it has received a refund of any such additional costs incurred or reduction suffered with respect to which Borrower has paid additional amounts pursuant to this Section, it shall pay to Borrower an amount equal to such refund (but only to the extent of additional amounts paid by Borrower under this ss.3.8), net of all out-of-pocket expenses of the Agent or such Bank, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that Borrower, upon the request of the Agent or such Bank, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Bank in the event the Agent or such Bank is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Agent or any Bank to make available any information relating to its business that it deems confidential to Borrower or any other Person.

         Section 3.9 Compensation for Losses. Upon demand of any Bank (with a copy to Agent) from time to time, Borrower shall promptly compensate such Bank for and hold such Bank harmless from any loss, cost or expense incurred by it as a result of:

                  (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

                  (b) any failure by Borrower (for a reason other than the failure of such Bank to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by Borrower;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by such Bank in connection with the foregoing. For purposes of calculating amounts payable by Borrower to the Banks under this ss. 3.9, each Bank shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

         Section 3.10 Mitigation Obligations. If any Bank requests compensation under ss. 3.8, or Borrower is required to pay any additional amount to any Bank or any Governmental Authority for the account of any Bank pursuant to ss. 3.5, or if any Bank gives a notice pursuant to ss. 3.6, then such Bank shall use reasonable efforts to designate a different office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.5(a) or 3.8, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.6, as applicable, and (ii) in each case, would not subject such Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Bank. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Bank in connection with any such designation or assignment.

         Section 3.11  Survival. All of Borrower's obligations under this
Article III shall survive termination of the Commitments and repayment of all other Obligations hereunder.

         Section 3.12 Late Fee. If any portion of any required principal and/or interest payment is not paid in full within ten (10) days after the same is due, Borrower shall pay to Agent a late fee equal to five percent (5%) of the portion of the required payment not paid.

         Section 3.13 Default Rate. Upon any Default or Event of Default (whether or not the Banks have accelerated payment of the Loans), or after maturity or after judgment has been rendered on the Loans, upon notification by the Agent to the Borrower, Borrower's right to select pricing options shall cease and the Applicable Margin shall be increased by two (2%) percentage points per annum.

         Section 3.14 Application of Payments. All payments shall be applied first to the payment of all fees, expenses and other amounts due to the Banks (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that after default, payments will be applied to the obligations of Borrower to the Banks as Agent determines in its sole discretion.

         Section 3.15 Payment Date Adjustment. If any payment hereunder becomes due on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment.

Section 4.    SECURITY.

         Pursuant to the terms of the Pledge Agreement, the Obligations shall be secured by a perfected first priority security interest in all of the outstanding capital stock or partnership or membership interests, as applicable, whether now owned or hereafter acquired of (a) the Borrower owned by AGI and (b) all Subsidiaries owned by the Borrower directly or indirectly through any of its Subsidiaries. Pursuant to the terms of the Collateral Assignment of Proceeds, the Obligations will be secured by a perfected first priority security interest in the proceeds from the sale, transfer or other disposition of the FCC Licenses held by the Loan Parties.

Section 5.    REPRESENTATIONS AND WARRANTIES.

         The Borrower represents and warrants to the Banks as follows:

         Section 5.1   Corporate Authority.

                  (a) Formation or Incorporation; Good Standing. Each of the Borrower, and its Subsidiaries (i) is a corporation, or in the case of KTUL LLC, KATV LLC and WCIV LLC, a limited liability company, duly organized, validly existing and in good standing under the laws of the its state of formation or incorporation, (ii) has all requisite corporate power or limited liability company power, authority and legal right to own and operate its property, to lease the property it operates as lessee and to conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation or foreign limited liability company, as applicable, and is duly authorized to do business in each jurisdiction where such qualification is necessary except where (x) a failure to be so qualified would not have a materially adverse effect on the business assets or financial condition of the Borrower or the Borrower and its Subsidiaries, taken as a whole or the Borrower's ability to perform the Obligations or (y) the Borrower or such Subsidiary has applied for qualification to do business in such jurisdiction and such application is pending.

                  (b) Authorization. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (i) are within the authority and legal right of the Borrower and its Subsidiaries, (ii) have been duly authorized by all necessary proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of its Subsidiaries which would have a materially adverse effect on the business, assets or financial condition of the Borrower or the Borrower and its Subsidiaries, taken as a whole and

(iv) do not conflict with any provision of the charter or the By-Laws or limited liability company agreement, as applicable, or any agreement or any instrument binding upon, the Borrower or any of its Subsidiaries.

                  (c) Enforceability. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of the Borrower and each such Subsidiary enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         Section 5.2 Governmental Approvals . The execution, delivery and performance by the Borrower and its Subsidiaries of this Credit Agreement and the other Loan Documents to which the Borrower or any such Subsidiary is or is to become a party and the transactions contemplated hereby and thereby do not require the Borrower or any of its Subsidiaries to obtain the approval or consent of, to make a filing with, or to perform or obtain the performance of any other act by or in respect of any governmental agency or authority other than those already obtained or performed, and except that the exercise of certain rights under the Loan Documents may require the consent of the FCC.

         Section 5.3 Title to Properties; Leases. Other than as noted on the audited consolidated financial statements of the Borrower and its Subsidiaries as at the Balance Sheet Date, the Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date and except for defects of title to certain real property which do not materially impair the value or usefulness thereof), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances, except for liens which do not in the aggregate have a material adverse effect on the assets, financial condition or business of the Borrower and its Subsidiaries, taken as a whole. The Borrower and its Subsidiaries enjoy peaceful and undisturbed possession under all leases under which they are operating, and all said leases are valid and subsisting and in full force and effect except to the extent that the failure to enjoy peaceful and undisturbed possession of such lease or the failure of such lease to be valid, subsisting and in full force and effect does not have a material adverse effect on the assets, financial condition or business of the Borrower and its Subsidiaries, taken as a whole.

         Section 5.4   Financial Statements and Projections.

                  Section 5.4.1 Financial Statements. There has been furnished to each of the Banks a consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, and related consolidated statements of income, retained earnings and cash flow for the fiscal year then ended, certified by PricewaterhouseCoopers LLP, the Borrower's independent certified public accountants. Such balance sheet and statements of income, retained earnings and cash flow have been prepared in accordance with GAAP consistently applied and are correct and complete and fairly present the financial condition of the Borrower and its Subsidiaries (to the extent owned on the date thereof) as at the close of business on the date thereof and the consolidated results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower and not disclosed in said balance sheet and the related notes thereto.

                  Section 5.4.2 Projections. The projections of the annual operating budgets and operating cash flow through fiscal year 2010 of the Borrower and its Subsidiaries on a consolidated and consolidating basis, previously delivered to the Banks (the "Projections"), disclose all material assumptions made with respect to general economic, financial and market conditions used in formulating the Projections. To the knowledge of the Borrower or any of its Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of the Projections. The Projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrower and its Subsidiaries of the results of operations and other information projected therein.

         Section 5.5 No Material Changes, Etc. Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of the Borrower and its Subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, or the related consolidated statements of income, retained earnings or cash flow for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower and its Subsidiaries, taken as a whole.

         Section 5.6 Franchises, Patents, Copyrights, Etc. Each of the Borrower and its Subsidiaries, respectively, possesses or has a valid right to use all material franchises, patents, copyrights, inventions, technology, trademark registrations, trademarks, trade names, trade secrets, service marks, FCC Licenses, other licenses and permits, and rights in respect of the foregoing and, to the best of its knowledge, patent and trademark applications and rights in respect thereto (collectively, the "Proprietary Rights"), adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others which could affect or impair in a material manner the business or assets of the Borrower and its Subsidiaries, taken as a whole. Except as disclosed in the financial statements referred to in ss.5.4.1 hereof, the Borrower is not aware of any existing or threatened infringement or misappropriation of (a) any Proprietary Rights of others by the Borrower or any of its Subsidiaries or (b) any Proprietary Rights of the Borrower or any of its Subsidiaries by others, in any way which might materially adversely affect the business, assets or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

         Section 5.7 No Litigation. Except as set forth on Schedule 5.7, as of the date hereof, there are no actions, suits, proceedings or investigations of any kind pending or, to the Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined are reasonably likely to in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower and its Subsidiaries, taken as a whole or materially impair the right of the Borrower and its Subsidiaries, taken as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto. As of the date hereof, there are no final judgments against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged and not covered by insurance, exceeds in the aggregate $500,000.

         Section 5.8 No Materially Adverse Contracts, Etc. Neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or, to the Borrower's knowledge, is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or, to the best of the Borrower's knowledge, is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of the Borrower and its Subsidiaries, taken as a whole.

         Section 5.9 Compliance with Other Instruments, Laws, Etc. Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its charter documents, bylaws, limited liability company agreement, or instrument to which it is subject or by which it or any of its properties are bound or any Applicable Law, decree, order, judgment, statute, permit, license, rule or regulation, in any of the foregoing cases in a manner that are reasonably likely to result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower and its Subsidiaries, taken as a whole or the Borrower's ability to perform the Obligations.

         Section 5.10 Tax Status. The Borrower and, to the best of the Borrower's knowledge, its Subsidiaries have (a) made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which any of them is subject or properly filed for and received extensions with respect thereto which are still in full force and effect and which have been fully complied with in all material respects, (b) paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith by appropriate proceedings and for which adequate reserves, to the extent required by GAAP, have been established and (c) set aside on their books provisions reasonably adequate for the payment of all estimated taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

         Section 5.11 No Event of Default. No Default or Event of Default has occurred and is continuing.

         Section 5.12 Holding Company and Investment Company Acts. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a

"holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it a "registered investment company", or an "affiliated company" or a "principal underwriter" of a "registered investment company", as such terms are defined in the Investment Company Act of 1940.

         Section 5.13 Certain Transactions. Except for arm's length transactions pursuant to which the Borrower makes payments in the ordinary course of business upon terms no less favorable than the Borrower could obtain from third parties and transactions described in any of clauses (1) through (6) of the last sentence of Section 4.11 of the ACC 7 3/4% Senior Subordinated Indenture as in effect on the date hereof, none of the officers, directors or other key employees of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such key employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such key employee has a substantial interest or is an officer, director, trustee or partner.

         Section 5.14  ERISA Compliance.

                  (a) In General. To the best of the Borrower's knowledge, the Borrower and all ERISA Affiliates have complied in all material respects with provisions of the Code, to the extent applicable, and of ERISA relevant to the Borrower's and each ERISA Affiliate's Pension Plans (as defined in ss.3(2) of ERISA), including the provisions thereof respecting funding requirements for, and the termination of, such plans and respecting prohibited transactions thereunder, and the funding of any Guaranteed Pension Plan complies with the minimum funding standards of ss.412 of the Code.

                  (b) Guaranteed Pension Plans. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of ss.302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrowers or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and except as disclosed on Schedule 5.14 attached hereto, the current value of all accrued benefits under each of such plans did not, as of the latest valuation date, exceed the then current value of the assets of such plans allocable to such accrued benefits based upon the actuarial methods and assumptions used for such plans.

                  (c) Multiemployer Plans. Neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under ss.4201 of ERISA or as a result of a sale of assets described in ss.4204 of ERISA. Neither the Borrower nor any

ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of ss.4241 or ss.4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under ss.4041A of ERISA.

         Section 5.15  Purpose Credit.

                  (a) The Borrower has not engaged principally or as one of its important activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System.

                  (b) The Borrower shall not, directly or indirectly, apply any part of the proceeds of the Notes for the purpose of or in connection with the Borrower's broker-dealer activities, if any, within the meaning of Regulation T of the Federal Reserve Board (Title 12, Part 220, Code of Federal Regulations, as amended) or any published regulations, interpretations or rulings thereunder.

                  (c) The issuance of the Notes and the application of the proceeds thereof by the Borrower will not contravene Regulation U of the Federal Reserve Board (Title 12, Part 221, Code of Federal Regulations, as amended) or any published regulations, interpretations or rulings thereunder.

         Section 5.16  Environmental Compliance.  Except as set forth on
Schedule 5.16,

                  (a) The Borrower has no knowledge that any operator of owned Real Estate, and no actual knowledge that any operator of leased Real Estate has violated, or is alleged to have violated, any judgment, decree, order, law, permit, governmental approval, ordinance law, license, rule or regulation pertaining to environmental matters (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the environment or the business, assets or financial condition of the Borrower or any of its Subsidiaries, taken as a whole.

                  (b) Neither the Borrower nor any of its Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") or any state agency as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B, or any site listed on an analogous state list, (ii) that any hazardous waste, hazardous substance, pollutant, contaminant, toxic substances, oil, petroleum, petroleum derivatives, or hazardous materials or other chemicals or substances regulated by any Environmental Laws including but not limited to CERCLA, the Resource Conservation and Recovery Act, the Federal Clean Water Act, the Toxic Substances Control Act, and all analogous state laws, (hereinafter "Hazardous Substances") which any one of them has generated, transported or disposed of is alleged to have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law, or at any site listed for such investigation or response action; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release, handling, generation, storage, treatment, processing or disposal of Hazardous Substances.

                  (c) Neither the Borrower nor any of its Subsidiaries are required by any applicable Environmental Law to perform a Hazardous Substances site assessment, or to remove or remediate Hazardous Substances, or to give notice to any governmental agency, or record, or deliver to other Persons an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby or to the effectiveness of any other transactions contemplated hereby.

                  (d) Borrower and or its Subsidiaries have all environmental permits, licenses, approvals, and authorizations required by any Environmental Law for all facilities, operations and activities at the Real Estate, and are in compliance therewith, except where noncompliance or failure to hold a permit, etc. would not have a material adverse effect.

         Section 5.17  Labor and Employment.

                  (a) To Borrower's knowledge, Borrower and each of its Subsidiaries have at all times operated its business in compliance with applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment, and wages and hours except to the extent that the failure to comply therewith would not have a material adverse affect on the business, assets or condition, financial or otherwise, of the Borrower.

                  (b) All independent contractors, temporary employees, leased employees or any other servants or agents compensated other than through reportable wages employed or retained in connection with the operation of Borrower's business have been properly classified and treated in accordance with applicable laws and for purposes of all benefit plans and perquisites by Borrower except where such improper classification or treatment would not individually or in the aggregate have a materially adverse effect on the business, assets or financial condition of the Borrower.

         Section 5.18 Capital Structure. Attached hereto as Schedule 5.18 is a schedule showing with respect to the Borrower and each Subsidiary of the Borrower (i) the jurisdiction in which such entity is organized; (ii) the classes and number of authorized and outstanding shares of capital stock or units of partnership or membership interests, as applicable, of the Borrower and each of the Subsidiaries, and the record and beneficial owners of the partnership or membership interests or capital stock, as applicable, of the Borrower and each Subsidiary. All of the outstanding capital stock or partnership or membership interests, as applicable, of the Borrower and each Subsidiary of the Borrower has been duly authorized and issued and is fully-paid and non-assessable, and, except as indicated in Schedule 5.18, free and clear of any pledge, charge, lien, security interest or other encumbrance or restriction on transfer (other than liens granted to the Banks pursuant to the Pledge Agreement).

         Section 5.19 Disclosure. No representation or warranty made by the Borrower in any of the Loan Documents or in any other document furnished from time to time in connection herewith or therewith, contains any misrepresentation of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to the Borrower that materially adversely affects, or that might reasonably be expected to materially adversely affect, the business, property or financial condition of the Borrower and its Subsidiaries on a consolidated basis.

         Section 5.20  License and Approvals.

                  (a) Except as set forth on Schedule 5.20, each of the Borrower and its Subsidiaries has all requisite power and authority and necessary licenses, permits and approvals, including all FCC Licenses, to hold the FCC Licenses and to own and operate its Stations and to carry on its businesses as now conducted.

                  (b) Set forth in Schedule 5.20 is a complete list and brief description of all FCC Licenses of the Borrower and its Subsidiaries and the dates on which such FCC Licenses expire. Each such FCC License which is necessary to the operation of the business of the Borrower or any of its Subsidiaries is validly issued and in full force and effect. The Borrower and each of its Subsidiaries has fulfilled and performed all of its obligations with respect to each such FCC License. Except as set forth on Schedule 5.20, no event has occurred which: (i) has resulted in, or after notice or lapse of time or both would result in, revocation or termination of any FCC License, or (ii) materially and adversely affects or in the future may materially adversely affect any of the rights of the Borrower or any of its Subsidiaries thereunder. No license or franchise, other than the FCC Licenses described in Schedule 5.20, is necessary, as of the date hereof, for the operation of the business (including the Stations) of the Borrower or any of its Subsidiaries as now conducted.

                  (c) Except as set forth on Schedule 5.20, as of the date hereof, none of the Borrower or any of its Subsidiaries is a party to or has knowledge of any investigation, notice of violation, order or complaint issued by or before any governmental authority, including the FCC, or of any other proceedings (other than proceedings relating to the radio broadcasting industry generally) which could in any manner threaten or adversely affect the validity or continued effectiveness of the FCC Licenses of the Borrower or any of its Subsidiaries or the business of the Borrower or any of its Subsidiaries. Except as set forth on Schedule 5.20, none of the Borrower or any of its Subsidiaries has reason to believe that any of the FCC Licenses described in Schedule 5.20 will not be renewed in the ordinary course. As of the date hereof, each of the Borrower and its Subsidiaries has filed all material reports, applications, documents, instruments and information required to be filed by it pursuant to applicable rules and regulations or requests of every regulatory body having jurisdiction over any of its FCC Licenses or the activities of such Person with respect thereto.

         Section 5.21 Senior Debt. The Obligations constitute "Senior Debt" and "Designated Senior Debt", as such term is defined under the ACC 7 3/4% Senior Subordinated Indenture.

Section 6     AFFIRMATIVE COVENANTS OF THE BORROWER.

         The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Bank has any obligation to make any Loans hereunder:

         Section 6.1 Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and the Commitment Fee, all in accordance with the terms of this Credit Agreement and the Notes.

         Section 6.2 Maintenance of Office. The Borrower will maintain its chief executive office in Washington, D.C. or at such other place in the United States of America as the Borrower shall designate upon written notice to the Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

         Section 6.3 Records and Accounts. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, in accordance with GAAP.

         Section 6.4 Financial Statements, Certificates and Information. The Borrower will deliver to the Agent and each of the Banks:

                  (a) as soon as practicable, but in any event not later than ninety-five (95) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year, and the related consolidated statements of income, retained earnings and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with GAAP, and certified without material qualification as to any circumstance which could reasonably be expected to have a material adverse effect on the Borrower and its Subsidiaries, taken as a whole, by independent public accountants of nationally recognized standing selected by the Borrower, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

                  (b) as soon as practicable, but in any event not later than fifty (50) days after the end of each of the first three fiscal quarters in each of the Borrower's fiscal years, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and the related consolidated statements of income and cash flows for such quarter and the portion of the Borrower's fiscal year then elapsed, together with comparative consolidated figures for the same periods of the preceding year, all in reasonable detail and prepared in accordance with GAAP and accompanied by a certificate of the principal financial officer of the Borrower stating that the information contained in such financial statements is correct and complete and fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof and the results of their operations for the periods covered thereby (subject to the absence of footnotes and any year-end adjustments);

                  (c) within one hundred twenty (120) days after the end of each fiscal year of the Borrower, and within 60 days after the end of each of the first three fiscal quarters in each fiscal year of the Borrower, a statement certified by the principal financial officer of the Borrower in substantially the form of Exhibit C hereto and setting forth in reasonable detail computations evidencing compliance with the covenants contained in ss.ss.8.1, 8.2 and 8.3 as at the end of the period covered by the financial statements referred to in subsections (a) and (b) above, for such fiscal year or fiscal quarter, as applicable, or during such period as may be required, and (if applicable) reconciliations to reflect changes in GAAP since the Balance Sheet Date (each a "Compliance Certificate");

                  (d) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower or any holder of the Borrower's Funded Debt;

                  (e) no later than thirty (30) days after the beginning of each fiscal year of the Borrower, the Borrower's consolidated financial projections for each such fiscal year prepared on a quarterly basis, including projections of revenues, expenses and operating cash flow, together with a statement of reasonable assumptions made by the Borrower in preparing such projections and explanations attached thereto;

                  (f) from time to time upon request of the Agent, projections of the Borrower and its Subsidiaries updating the Projections or, if applicable, updating any later such projections delivered in response to a request pursuant to this ss.6.4(f);

                  (g) promptly upon the request of the Agent, all Nielsen audience surveys and other ratings reports prepared by Nielsen Media Research with respect to the Stations owned or operated by the Borrower or any of its Subsidiaries that relate to the most recent Nielsen ratings for each such Station and the most recent ratings for each such Station's target demographics;

                  (h) promptly upon request by the Agent or any Bank, all detailed audits or reports submitted to the Borrower or any of its Subsidiaries by independent public accountants in connection with any annual or interim audits of the books of the Borrower or any Subsidiary; and

                  (i) from time to time upon request by the Agent or any Bank, such other financial data, information or other documents (including, without limitation, accountants management letters and such other information regarding the business and affairs and condition, financial and other, of the Borrower, its Subsidiaries and their respective properties) as the Agent or any Bank may reasonably request, subject to the confidentiality provisions set forth in ss.27 hereof.

         Section 6.5 Corporate Existence; Maintenance of Properties. Except as otherwise permitted under this Agreement, the Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence or limited liability company agreement, as applicable, material rights, franchises and Proprietary Rights and those of its Subsidiaries except to the extent that the Borrower's failure to do so will not have a materially adverse effect on the assets, financial condition or business of the Borrower and its Subsidiaries, taken as a whole. It (a) will cause all of its material properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all reasonably necessary equipment, (b) will cause to be made all reasonably necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this ss.6.5 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties or those of its Subsidiaries if such discontinuance is, in the sole judgment of the Borrower, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrower and its Subsidiaries on a consolidated basis.

         Section 6.6 Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its insurable properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonably satisfactory to the Agent; provided, however, that the Borrower and any Subsidiary may self-insure for physical damage to automobiles, welfare benefits and against liability to workers in any state or jurisdiction, or may effect worker's compensation insurance therein through an insurance fund operated by such state or jurisdiction; and provided, further, that notwithstanding anything to the contrary contained herein, the Borrower or such Subsidiary will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire or explosion in amounts sufficient to prevent the Borrower or such Subsidiary from becoming a co-insurer and not in any event less than eighty percent (80%) of the full insurable value of the property insured.

         Section 6.7 Taxes, Etc. The Borrower will, and will cause each of its Subsidiaries to, (a) duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue or (b) properly file for and receive extensions for such payment and duly pay and discharge, or cause to be paid and discharged, within such extension period, all taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges that in the aggregate are not material to the business or assets of the Borrower on an individual basis or of the Borrower and its Subsidiaries on a consolidated basis) imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

         Section 6.8 Inspection of Properties and Books. The Borrower shall permit the Agent to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, employees and independent public accountants (such accountants being hereby authorized by the Borrower to so discuss and advise) all at such reasonable times and intervals as the Agent may reasonably request; provided, that (i) the Agent shall give the Borrower reasonable notice prior to any such visit, inspection, examination or discussion, and (ii) if the Borrower requests, all such discussions with the Borrower's independent public accountants shall be in the presence of one or more officers of the Borrower. In connection with any such inspections or discussions, the Agent and each Bank will treat all non-public information as confidential information, and take all reasonable precautions to prevent such confidential information from being exposed to third parties and to those of its employees and representatives who do not need to know such confidential information; provided that this ss.6.8 shall not affect the disclosure by the Agent or any Bank of information required to be disclosed (i) to its auditors and regulatory agencies or (ii) pursuant to subpoena or other legal process or by virtue of any other law, regulation, order or interpretation provided further that in the event of any such required disclosure by the Agent or any Bank pursuant to clause (ii) above, Agent or such Bank will notify the Borrower of such request or requirement so that the Borrower may seek an appropriate protective order or waive compliance with the provisions of this Agreement.

         Section 6.9 Compliance with Laws, Contracts, Licenses, and Permits. The Borrower will, and will cause each of its Subsidiaries to,

                  (a) Comply with (i) all Applicable Laws, including all Environmental Laws, which may be in effect from time to time, (ii) the provisions of its charter documents and by-laws or limited liability company agreement, as applicable, (iii) all agreements and instruments by which it or any of its properties or business may be bound and (iv) all applicable decrees, orders, and judgments; if in each such case failure to comply would have a materially adverse effect on the Borrower and its Subsidiaries, taken as a whole. If at any time any authorization, consent, approval, permit or license from any Governmental Authority shall become necessary or required in order that the Borrower may fulfill any of the Obligations, the Borrower will promptly take or cause to be taken all reasonable steps within the power of the Borrower to obtain such authorization, consent, approval, permit or license and furnish the Agent with evidence thereof;

                  (b) Obtain all such Approvals and take all such other action with respect to any Governmental Authority as may be required for the execution, delivery or performance of this Credit Agreement and the other Loan Documents, and duly perform and comply with all of the terms and conditions of all Approvals so obtained;

                  (c) Operate its Stations in accordance and in compliance in all material respects with the Communications Act, file in a timely manner all necessary applications for renewal of all FCC Licenses that are material to the operation of its Stations, and use its best efforts to defend any proceedings which could result in the termination, forfeiture or non-renewal of any such FCC License; and

                  (d)  Promptly furnish or cause to be furnished to the Agent:

                       (i) a copy of any order or notice of any Communications Regulatory Authority which designates any of its FCC Licenses for a hearing or which refuses renewal or extension thereof, or revokes or suspends its authority to operate a Station;

                       (ii) a copy of any competing application filed with respect to any of its franchises, licenses (including FCC Licenses), rights, permits, consents or other authorizations pursuant to which it operates any Station;

                       (iii) a copy of any citation, notice of violation or
                  order to show cause issued by any Communications Regulatory Authority in relation to any of its Stations; and

                       (iv) a copy of any notice or application by it requesting authority to cease broadcasting on any Station or to cease operating any Station for any period in excess of five (5) days.

         Section 6.10 Pension Plans. The Borrower and any ERISA Affiliate shall:

                  (a) promptly after the Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Reportable Event has occurred, notify the Agent that such ERISA Reportable Event has occurred.

                  (b) promptly upon request make available to each Bank at the Borrower's principal place of business a copy of (i) any actuarial statement related to any pension plan required to be submitted under ss.103(d) of ERISA or
(ii) any notice, report or demand sent or received by a pension plan under ss.4065 of ERISA;

                  (c) furnish to each Bank forthwith, a copy of (i) any notice of a pension plan termination sent to the PBGC under ss.4041(a) of ERISA and
(ii) any notice, report or demand sent or received by a pension plan under ss.ss.4041, 4042, 4043, 4063, 4066 or 4068 of ERISA; and

                  (d) furnish to each Bank a copy of any request for waiver from the funding standards or extension of the amortization periods required by ss.412 of the Code no later than the date on which the request is submitted to the Department of Labor or the Internal Revenue Service, as the case may be.

         Section 6.11 Further Assurance. The Borrower will cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

         Section 6.12  Notices.

                  (a) The Borrower will promptly notify the Agent and each of the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal or surety, the Borrower shall forthwith give written notice thereof to each of the Banks, describing the notice or action and the nature of the claimed default.

                  (b) The Borrower will deliver to the Agent copies of all notices, elections, offers, requests or other information delivered by or on behalf of the Borrower to any holder or any representative, trustee or agent for any holder of any Indebtedness under the Subordinated Debt Documents, and copies of all notices, elections, demands and other information received by the Borrower or any of its Subsidiaries, agents or representatives from any holder or any representative, trustee or agent for any holder of Indebtedness under the Subordinated Debt Documents.

         Section 6.13 Labor and Employment. The Borrower will, and will cause each of it's Subsidiaries to, at all times operate its business in compliance with applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment, and wages and hours, except where such failure to comply would not individually or in the aggregate have a material adverse effect on the business assets or condition, financial or otherwise, of the Borrower.

         Section 6.14 Environmental Events. The Borrower will promptly give notice to the Agent (a) of any violation of any Environmental Law or release of a Hazardous Substance that the Borrower or any of its Subsidiaries reports in writing or which is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that might reasonably be expected to materially adversely affect the assets, liabilities, financial conditions or operations of the Borrower and its Subsidiaries on a consolidated basis.

         Section 6.15 Notification of Claims. The Borrower will, immediately upon becoming aware thereof, notify the Agent in writing of any uninsured set-off, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses which might reasonably be expected to have a materially adverse affect on the assets, liabilities, financial conditions or operations of the Borrower and its Subsidiaries on a consolidated basis.

         Section 6.16 Use of Proceeds. The Borrower will use the proceeds of the Loans to refinance Borrower's existing credit facility and for general corporate purposes not prohibited by this Credit Agreement, including without limitation the financing of capital expenditures and for working capital purposes.

         Section 6.17 Notice of Litigation, Judgment and Material Events. The Borrower will give notice to the Agent in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower individually or the Borrower and its Subsidiaries on a consolidated basis that could reasonably be expected to have a materially adverse effect on the Borrower and its Subsidiaries on a consolidated basis and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent, in writing, in form and detail satisfactory to the Agent, (a) within ten (10) days of any judgment not covered by insurance or reserves, final or otherwise, against the Borrower or any of its Subsidiaries in an amount which in aggregate with other such judgments against the Borrower or any of its Subsidiaries exceeds $5,000,000 and (b) promptly after becoming aware thereof, of the occurrence of any event that it is reasonable to expect will be required to be reported to the Securities and Exchange Commission.

         Section 6.18 Identification of Subsidiaries; Provision of Collateral. If and whenever any Subsidiary of the Borrower shall be created or acquired by the Borrower or any of its Subsidiaries at any time after the date hereof, the Borrower will:

                  (a) furnish promptly to the Agent a written notice identifying such Subsidiary and setting forth with respect to such Subsidiary information of the kind required by ss.5.18 with respect to Subsidiaries as of the date hereof; and

                  (b) promptly pledge or cause to be pledged to the Agent, upon the terms contained in the Pledge Agreement or a pledge agreement in or substantially in the form of the Pledge Agreement, all of the issued and outstanding shares of the capital stock or partnership or membership interests, as applicable, of such Subsidiary.

                  (c) promptly cause the Subsidiary to guaranty the Obligations of the Borrower under the Loan Documents pursuant to a guaranty agreement substantially in the form of the Guaranty Agreement.

Section 7.    CERTAIN NEGATIVE COVENANTS OF THE BORROWER.

         The Borrower covenants and agrees that, so long as any Obligations (other than contingent Obligations) are outstanding or any Bank has any Commitment hereunder:

         Section 7.1 Restrictions on Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                  (a) Indebtedness in respect of the Loans and the other Obligations;

                  (b) Indebtedness of the Borrower under the ACC 7 3/4 % Senior Subordinated Notes in the maximum aggregate principal amount of $455,000,000, less any repayments, prepayments, redemptions, repurchases, defeasances or cancellations of such Indebtedness, plus all accrued unpaid interest on such Indebtedness at a rate not to exceed seven and three-quarters percent (7 3/4%) per annum;

                  (c) liabilities of the Borrower or any of its Subsidiaries (including under any operating leases and studio and tower leases) incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                  (d) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of ss.6.7;

                  (e) Indebtedness in respect of (i) judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or any of its Subsidiaries shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review, (ii) final judgments against the Borrower or any of its Subsidiaries that in the aggregate do not exceed $5,000,000 and (iii) claims which are currently being contested in good faith by appropriate proceedings and if adequate reserves shall have been set aside with respect thereto;

                  (f) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                  (g) obligations under Capitalized Leases not exceeding $20,000,000 in aggregate amount at any time outstanding;

                  (h) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by the Borrower or any Subsidiary of the Borrower, provided that (i) the aggregate principal amount of such Indebtedness of the Borrower and its Subsidiaries shall not exceed $50,000,000 at any one time and (ii) any such Indebtedness incurred shall not exceed the lesser of the purchase price for the property being acquired with the proceeds of such Indebtedness or the fair market value of such property at the time of acquisition;

                  (i) Indebtedness existing on the date of this Credit Agreement and listed and described on Schedule 7.1 hereto;

                  (j) Indebtedness of the Borrower or any of its Subsidiaries incurred at any time after the Closing Date that is not otherwise permitted by any of the other paragraphs of this ss.7.1, provided that the Agent and Majority Banks are satisfied on the date of incurrence of such Indebtedness and at all times thereafter that (i) all such Indebtedness is expressly subordinated, upon written terms and conditions completely satisfactory in form and substance to the Agent and the Majority Banks, in right of payment and exercise of remedies to the prior payment in full of all the Obligations (and any obligations refinancing or refunding the Obligations), (ii) the aggregate amount of all such Indebtedness does not at any time exceed (A) $20,000,000 for purposes other than Permitted Acquisitions and (B) $200,000,000 for Permitted Acquisitions,

(iii) none of such Indebtedness is secured by any lien on any property (including any capital stock or partnership or membership interests, as applicable) of the Borrower or any of its Subsidiaries, and no Subsidiary of the Borrower has any contingent Obligation in respect of such Indebtedness, (iv) no Default or Event of Default is continuing on the date of incurrence of such Indebtedness or would result therefrom, (v) all mandatory payment, prepayment, redemption, repurchase, defeasance, sinking fund and similar obligations, all interest rates and payment dates, and all covenants, conditions, events of default and other provisions in respect of such Indebtedness are satisfactory in form and substance to the Agent and the Majority Banks, and (vi) the proceeds of all such Indebtedness are used by the Borrower for general working capital purposes or Permitted Acquisitions as applicable;

                  (k) intercompany Indebtedness of any Subsidiary of the Borrower to the Borrower in respect of Investments permitted by ss.7.3; and

                  (l)  Permitted Refinancing Indebtedness.

         Section 7.2 Restrictions on Liens. The Borrower will not, and will not permit any of its Subsidiaries to (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that the Borrower and any Subsidiary of the Borrower may create or incur or suffer to be created or incurred or to exist:

                       (i) liens to secure taxes, assessments and other government charges in respect of obligations or liens on properties to secure claims for labor, material or supplies in respect of obligations, in either case which are not overdue or are being contested in good faith;

                       (ii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                       (iii) liens on properties in respect of judgments or
                  awards, the Indebtedness with respect to which is permitted by ss.7.1(e);

                       (iv) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties (A) in existence less than one hundred and twenty (120) days from the date of creation thereof in respect of obligations not overdue or (B) if such liens are being contested in good faith and by appropriate proceedings;

                       (v) encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or a Subsidiary of the Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and its Subsidiaries on a consolidated basis;

                       (vi) purchase money liens securing Indebtedness permitted by ss.7.1(h), and liens under Capitalized Leases permitted by ss.7.1(g);

                       (vii) liens under the Pledge Agreement securing the
                  Obligations; and

                       (viii)presently outstanding liens listed on Schedule 7.2
                  hereto.

         Section 7.3 Restrictions on Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

                  (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower;

                  (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000, provided that such investments are maintained in a manner consistent with the historical cash management practices of the Borrower;

                  (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's;

                  (d)  Investments existing on the date hereof and listed on
Schedule 7.3 hereto;

                  (e) Investments consisting of intercompany loans and advances by (i) any Subsidiary of the Borrower in any other Subsidiary of the Borrower or
(ii) the Borrower in any Subsidiary of the Borrower;

                  (f) Investments by the Borrower in the common stock or partnership or membership interests, as applicable, of any Subsidiary of the Borrower, and by any Subsidiary of the Borrower in the common stock or partnership or membership interests, as applicable, of any other Subsidiary of the Borrower;

                  (g) Investments consisting of seller notes received as proceeds of asset dispositions permitted by ss.7.5;

                  (h) Investments consisting of loans and advances to officers and employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $1,500,000 in the aggregate at any time outstanding;

                  (i)  Permitted Acquisitions;

                  (j) Investments constituting Restricted Payments permitted by ss.7.4; and

                  (k) other Investments in an amount not to exceed $15,000,000 in the aggregate after the Closing Date.

         Section 7.4 Restricted Payments. The Borrower will not, and will not permit any Subsidiary to, make any Restricted Payments other than the following:

                  (a) the declaration and payment by any Subsidiary of the Borrower of cash dividends to the Borrower;

                  (b) payments by the Borrower of accrued unpaid interest on ACC 7 3/4% Senior Subordinated Debentures at the annual rate of seven and three-quarters percent (7 3/4%) per annum, provided that such payments are required by the interest payment provisions, and are not prohibited by the applicable subordination provisions, contained in the ACC 7 3/4% Senior Subordinated Indenture as in effect on the date hereof or as amended from time to time in compliance with this Credit Agreement;

                  (c) mandatory redemptions by the Borrower of ACC 7 3/4% Senior Subordinated Debentures in amounts required by the ACC 7 3/4% Senior Subordinated Indenture as in effect on the date hereof or as amended from time to time in compliance with this Credit Agreement, provided that such mandatory redemptions are not prohibited by the applicable subordination provisions of the ACC 7 3/4% Senior Subordinated Indenture as in effect on the date hereof or as amended from time to time in compliance with this Credit Agreement;

                  (d) payments by the Borrower of cash dividends on outstanding shares of its capital stock or loans or advances to Affiliates (other than Subsidiaries of the Borrower), and payments by any Majority-Owned Subsidiary of cash dividends on outstanding shares of its capital stock to any Person other than the Borrower or a wholly-owned Subsidiary of the Borrower, provided that no Default or Event of Default is continuing on the date of any such payment or would result therefrom after giving pro forma effect to (i) such payment and any related transactions as if they had occurred as of the end of the last day of the most recent fiscal quarter for which the Borrower has delivered a Compliance Certificate (the "Pro Forma Test Date") and (ii) any Loans or repayment of Loans that have been made since the Pro Forma Test Date; and

                  (e) payments made by the Borrower or any Subsidiary to Affiliates in connection with transactions entered into in the ordinary course of business, consistent with past practice and on terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate.

         Section 7.5 Mergers, Acquisitions, Dispositions of Assets. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any acquisition or Sale of any assets or other property except:

                  (a) the merger or consolidation of two or more Subsidiaries of the Borrower;

                  (b) the acquisition of assets (other than Stations), the disposition of assets (other than Stations or Subsidiaries), the disposition of items of obsolete equipment which are not material to the operation of the business of the Borrower or its Subsidiaries, and the sale of programming time, in each case in the ordinary course of business consistent with past practices and acquisition of assets using Net Insurance Proceeds;

                  (c) the disposition of any Station (other than through a simultaneous exchange) , provided that (i) at least 75% of the consideration for such disposition is in the form of cash, (ii) the Net Disposition Proceeds from such disposition shall be applied to prepay the Loans pursuant to ss.2.7.3,
(iii) the total value of all consideration received by the Borrower or any of its Subsidiaries in connection with all such dispositions (including the fair market value of any property other than cash received by the Borrower or any of its Subsidiaries in connection with any such disposition) after the Closing Date shall not exceed $75,000,000, and (iii) no Default or Event of Default is continuing on the date of such disposition or would result therefrom;

                  (d) the disposition of (i) any one Station through a simultaneous exchange of Stations, provided that if the EBITDA of any such disposed of Station exceeds 15% of the Borrower's Consolidated EBITDA as of the date of determination for such disposition set forth below in the last sentence hereof, then no further dispositions of Stations shall be permitted pursuant to this paragraph (d) or (ii) subject to the provisions of clause (i) above, one or more Stations through a simultaneous exchange, or a series of exchanges, provided that the aggregate EBITDA of all such disposed of Stations shall at no time exceed 15% of the Borrower's Consolidated EBITDA as of the date of determination for each such disposition set forth below in the last sentence hereof; provided, further, that (1) no such disposition permitted pursuant to this paragraph (d) shall involve WJLA-TV, (2) the Net Disposition Proceeds from any such disposition shall be applied to prepay the Loans to the extent required in Section 2.7.3, (3) such disposition shall be made pursuant to an arm's-length transaction with a person who is not an Affiliate of the Borrower and (4) such disposition must meet the requirements for a Permitted Acquisition. For purposes of this Section 7.5(d), EBITDA and Consolidated EBITDA shall be measured for the preceding twelve month period as of the end of the most recently completed month prior to such exchange;

                  (e)  Permitted Acquisitions; and

                  (f)  Permitted Dispositions.

         Section 7.6 Sale and Leaseback. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred.

         Section 7.7 Federal Regulations. The Borrower will not, and will not permit any of its Subsidiaries to, engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System. The Borrower will not, directly or indirectly, use any part of the proceeds of any Loans for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System or for any purpose that violates, or that would be inconsistent with, the provisions of the Regulations of such Board of Governors.

         Section 7.8 Restrictions on Ability to Repay Loans. The Borrower will not, and will not permit any of its Subsidiaries to, become or remain subject to any restriction which could reasonably be expected to impair the Borrower's ability to repay in full its Obligations hereunder, including, without limitation, any restriction which would prohibit the distribution by any Subsidiary to the Borrower of proceeds from asset sales.

         Section 7.9 Employee Benefit Plans. Neither the Borrowers nor any ERISA Affiliate will:

                  (a) engage in any "prohibited transaction" within the meaning of ss.406 of ERISA or ss.4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

                  (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in ss.302 of ERISA, in excess of $500,000, whether or not such deficiency is or may be waived; or

                  (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to ss.302(f) or ss.4068 of ERISA; or

                  (d) permit or take any action which would result in the aggregate benefit liabilities (within the meaning of ss.4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans by more than $500,000, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

         Section 7.10 Compliance with Environmental Laws. Except as permitted by any applicable Environmental Laws, the Borrower will not, and will not permit any of its Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, treatment, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous

Substances, (c) generate any Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner which is likely to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that might reasonably be expected to violate any Environmental Law or bring such Real Estate in violation of any Environmental Law, if any of the foregoing would be reasonably likely to have a material adverse effect on the Borrower and its Subsidiaries, taken as a whole.

         Section 7.11 No Amendments, Etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or permit any amendment, supplement or other modification of any charter document or by-laws of the Borrower or any of its Subsidiaries or any Subordinated Debt Document that, in any such case, would adversely affect the Banks.

         Section 7.12 Capital Stock. The Borrower will not and will not permit any of its Subsidiaries to, sell or transfer any treasury stock, or issue any additional capital stock, options or warrants or any other instruments in the nature thereof or convertible thereto; provided, however, that (a) the Borrower may issue additional common stock, options, warrants and other instruments in the nature thereof or convertible thereto to any Person, so long as Allbritton Group, Inc. ("AGI") shall at all times own no less than 80% of total issued and outstanding capital stock of the Borrower, (b) the Subsidiaries may issue additional (i) capital stock, options, warrants and other instruments in the nature thereof or convertible thereto to the Borrower or any Subsidiary of the Borrower, as applicable, and (ii) common stock, options, warrants and other instruments in the nature thereof or convertible thereto to any Person, provided that the Borrower shall at all times own, directly or indirectly through one or more Subsidiaries, no less than 80% of the total issued and outstanding capital stock of any such issuer Subsidiary; provided, further, that, all such capital stock, options, warrants or other instruments issued to the Borrower, any Subsidiary or AGI pursuant to clauses (a) and (b)(i) of this Section 7.12 shall be pledged to the Agent pursuant to the Pledge Agreement and AGI, the Borrower and its Subsidiaries shall take all other actions from time to time as requested by the Agent to assure that the Agent at all times has a perfected pledge of and security interest in all of the issued and outstanding capital stock of the Borrower owned by AGI and all of the issued and outstanding capital stock of the Subsidiaries directly or indirectly owned by the Borrower, subject, in each case, to no other lien or encumbrance.

Section 8.    FINANCIAL COVENANTS OF THE BORROWER.

         Section 8.1 Consolidated EBITDA to Consolidated Total Interest Expense. The Borrower will not permit, as at the end of any fiscal quarter, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters ending at such date, to (b) Consolidated Total Interest Expense for such period of four fiscal quarters, to be less than 1.50:1.00.

         Section 8.2 Total Leverage Ratio. The Borrower will not permit as of any date of determination, the ratio of (a) Total Debt as at such date to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters most recently ended for which Borrower has supplied or is required to supply financial statements pursuant to ss.6.4(a), and following the Closing, a Compliance Certificate, to exceed 7.25 : 1.0.

         Section 8.3 Senior Leverage Ratio. The Borrower will not permit the ratio of (a) Senior Debt as of any date to (b) Consolidated EBITDA for the four
(4) consecutive fiscal quarters most recently ended for which the Borrower has supplied or is required to supply financial statements pursuant to ss.6.4(a) and, following the Closing, a Compliance Certificate to exceed 2.50:1.0.

         Section 8.4 Fixed Charge Coverage. The Borrower will not permit, as at the end of any fiscal quarter, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters then ended, to (b) Fixed Charges for the period of four (4) consecutive fiscal quarters after such date, to be less than 1.10:1.0.

Section 9.    CLOSING CONDITIONS.

         The effectiveness of this Credit Agreement and the obligation of any Bank to make Loans on the Closing Date shall be subject to the satisfaction of the following conditions precedent.

         Section 9.1 Corporate Action. All corporate action necessary for the valid execution, delivery and performance by the Borrower of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

         Section 9.2 Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

         Section 9.3 Opinion of Borrower's Legal Counsel. Each of the Banks and the Agent shall have received (a) from Fulbright & Jaworski, L.L.P., legal counsel to the Borrower, a favorable opinion addressed to the Banks and the Agent dated the Closing Date, in substantially the form of Exhibit E hereto, and
(b) from Jerald Fritz, FCC counsel to the Borrower, a favorable opinion addressed to the Banks and the Agent, dated the Closing Date, in substantially the form of Exhibit F hereto.

         Section 9.4 Certified Copies of Charter Documents. Each of the Banks shall have received from the Borrower a copy of the Borrower's and each of its Subsidiaries' charter or other incorporation documents and by-laws certified by the Secretaries of the Borrower and each of its Subsidiaries to be true and complete as of the Closing Date.

         Section 9.5 Incumbency Certificate. Each of the Banks shall have received from the Borrower an incumbency certificate, dated the Closing Date, signed by a duly authorized officer of the Borrower, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Borrower, each of the Loan Documents to which it is or is to become a party; (b) to make application for the Loans; and
(c) to give notices and to take other action on its behalf under the Loan Documents.

         Section 9.6 Good Standing Certificates. The Agent shall have received, with a copy for each Bank, a certificate from the Secretary of State, or other appropriate authority of such jurisdiction, evidencing the good standing of the Borrower and its Subsidiaries in the jurisdiction of its incorporation and each jurisdiction in which a failure to so qualify could have a materially adverse effect on the business, operations, property or financial or other condition of the Borrower.

         Section 9.7 UCC Search Results and Filings. The Agent shall have received from the Borrower the results of UCC searches authorized by the Borrower, indicating no outstanding liens, other than Permitted Liens, against the Borrower, any of its Subsidiaries, or Allbritton Group, Inc., and otherwise in form and substance satisfactory to the Agent. UCC filings shall have been made and any other actions taken all to the Agent's satisfaction to perfect the Agent's security interest under the Collateral Assignment of Proceeds.

         Section 9.8 Pledge Stock or Membership Interests. The Agent shall have received in pledge original certificates evidencing all the outstanding capital stock or partnership or membership interests, as applicable, of the Borrower and each of its Subsidiaries (or, in the case of the Majority-Owned Subsidiaries, 80% of the outstanding capital stock thereof), together with appropriate instruments of assignment for each such certificate duly endorsed in blank.

         Section 9.9 Closing Fees. The Borrower shall pay to the Agent all other fees and expenses then due and payable.

         Section 9.10 Consents. The Agent shall have received from the Borrower copies of all Approvals necessary as a result of the transactions contemplated hereby.

         Section 9.11 Consent of Banks. Without limiting the generality of the provisions of Section 13.4, for purposes of determining compliance with the conditions specified in this Section 9.11, each Bank that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank unless the Agent shall have received notice from such Bank prior to the proposed Closing Date specifying its objection thereto.

Section 10.   CONDITIONS TO ALL BORROWINGS.

         The obligation of any Bank to make any Loan, including the initial Loan to be made on the Closing Date shall be subject to the satisfaction of the following conditions precedent:

         Section 10.1 Representations True; No Event of Default. Each of the representations and warranties of the Borrower contained in this Credit Agreement or in any document or instrument delivered pursuant to or in connection with this Credit Agreement or the other Loan Documents shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of the Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. The Agent shall have received a certificate of the Borrower signed by an authorized officer of the Borrower to such effect.

         Section 10.2 No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make the Loans.

         Section 10.3 Governmental Regulation. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

         Section 10.4 Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Credit Agreement and all documents incident thereto shall be satisfactory in substance and in form to the Banks and to the Agent's Special Counsel, and the Banks and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Banks may reasonably request.

Section 11.   EVENTS OF DEFAULT; ACCELERATION.

         If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

         Section 11.1  Events of Default.

                  (a) the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (b) the Borrower shall fail to pay any interest, fees, or other sums due hereunder or under any of the other Loan Documents, on or prior to the fifth day immediately succeeding the day on which the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (c) the Borrower or any Subsidiary of the Borrower shall fail to (i) comply with any covenants contained in this Credit Agreement or any of the other Loan Documents other than payment covenants described in paragraphs
(a) and (b) above for twenty (20) days after written notice of such failure has been given to the Borrower by the Agent or any Bank or (ii) comply with any covenant or agreement set forth in any Subordinated Debt Document after the period of grace applicable thereto;

                  (d) any representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made;

                  (e) the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation in respect of borrowed money outstanding in an amount equal to $5,000,000;

                  (f) the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries and the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein;

                  (g) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                  (h) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged and not covered by insurance, against such Person(s) exceeds $5,000,000;

                  (i) any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or the Borrower or any of its Subsidiaries party to any Loan Document should disaffirm or deny any of its obligations thereunder, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders or holders of partnership or membership interests, as applicable, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                  (j) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $5,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan;

or a trustee shall have been appointed by the United States District Court to administer such Guaranteed Pension Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

                  (k) the Borrower or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

                  (l) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit (including any FCC License) now held or hereafter acquired by the Borrower or any of its Subsidiaries if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of the Borrower or such Subsidiary;

                  (m) the Borrower or any of its Subsidiaries shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of the Borrower or such Subsidiary having a fair market value in excess of $9,000,000;

                  (n)  a Change of Control shall have occurred;

                  (o) the Borrower shall, at any time, legally or beneficially own, directly or indirectly through one or more other Subsidiaries, less than eighty percent (80%) of the outstanding shares of capital stock or units of partnership or membership interests, as applicable, of each of its Subsidiaries;

                  (p) the on-the-air broadcasting operations of any Station or Stations owned by the Borrower or any of its Subsidiaries accounting for, in the aggregate, ten percent (10%) or more of the consolidated net operating revenues of the Borrower and its Subsidiaries are interrupted at any time for more than one hundred and twenty (120) hours during any period of twenty (20) consecutive days;

                  (q) the commencement of proceedings to suspend, revoke, terminate or substantially and adversely modify any material FCC License if such proceeding shall continue uncontested for forty-five (45) days, or the designation of an application for renewal of any such material FCC License for an evidentiary hearing if it is reasonably likely that the result thereof shall be the termination, revocation or suspension of such FCC License;

         then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement and the Notes to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in ss.11(f) or ss.11(g), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

         If any one or more of the Events of Default specified in ss.11(f) or ss.11(g) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all obligations to make Loans hereunder. If any other Event of Default shall have occurred and be continuing, the Agent, upon the request of the Majority Banks, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans. If any such notice is given to the Borrower the Agent will forthwith furnish a copy thereof to each of the Banks. No termination of the credit hereunder shall relieve the Borrower of any of the Obligations or any of its existing obligations to the Banks arising under other agreements or instruments.

         Section 11.2 Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to ss.11.1, each Bank, if owed any amount with respect to the Loans, may, with the consent of the Majority Banks, the Syndication Agent or the Agent, but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or any Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         Section 11.3 Distribution of Collateral Proceeds. In the event that following the occurrence or during the continuance of any Default or Event of Default, any Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

                  (a) First, to the payment of, or (as the case may be) the reimbursement of the Agents for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agents in connection with the collection of such monies by the Agents, for the exercise, protection or enforcement by the Agents of all or any of the rights, remedies, powers and privileges of the Agents under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral and to support the provision of adequate indemnity to the Agents against all taxes or liens which by law shall have, or may have, priority over the rights of the Agents to such monies;

                  (b) Second, to all other Obligations in such order or preference as the Majority Banks may determine; provided, however, that distributions in respect of such Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, and Obligations under any interest rate protection agreement, shall be made among the Banks pro rata in relation to their share of such type of Obligation; and provided, further, that the Agents may in their discretion make proper allowance to take into account any Obligations not then due and payable (for purposes of this ss.11.3(b), Obligations arising under any interest rate protection agreement and principal with respect to the Loans shall be treated as the same type of Obligation);

                  (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Agents of all of the Obligations, to the payment of any obligations required to be paid pursuant to ss.9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

                  (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

Section 12.   SETOFF.

         If an Event of Default shall have occurred and be continuing, each Bank and each of its affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Bank or any such affiliate to or for the credit or the account of Borrower or any other Loan Party against any and all of the obligations of Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Bank or any such affiliate, irrespective of whether or not such Bank shall have made any demand under this Agreement or any other Loan Document and although such obligations of Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Bank different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Bank and their respective affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Bank or its respective affiliates may have. Each Bank agrees to notify Borrower and Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. ANY AND ALL RIGHTS TO REQUIRE THE AGENT OR ANY BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

Section 13.       THE AGENT.

         Section 13.1 Appointment and Authorization of Agent. Each of the Banks hereby irrevocably appoints Bank of America to act on its behalf as Agent hereunder and under the other Loan Documents and authorizes Agent to take such actions on its behalf and to exercise such powers as are delegated to Agent by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this ss.13 are solely for the benefit of Agent and the Banks, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

         Section 13.2 Rights as a Bank. The Person serving as Agent hereunder shall have the same rights and powers in its capacity as a Bank as any other Bank and may exercise the same as though it were not the Agent, and the term "Bank" or "Banks" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Agent hereunder in its individual capacity. Such Person and its affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate as if such Person were not the Agent hereunder and without any duty to account therefor to Banks.

         Section 13.3 Exculpatory Provisions. The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent:

         (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

         (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Majority Banks (or such other number or percentage of the Banks as shall be expressly provided for herein or in the other Loan Documents), provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable Law; and

         (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its affiliates in any capacity.

         (d) The Agent shall not be liable to any Bank for any action taken or not taken by it (i) with the consent or at the request of the Majority Banks (or such other number or percentage of the Banks as shall be necessary, or as Agent shall believe in good faith shall be necessary, under the circumstances as provided in ss.ss. 11.1, 11.2 and 24) or (ii) in the absence of its own gross negligence or willful misconduct. The Agent shall be deemed not to have knowledge of any Default unless and until written notice describing such Default is given to the Agent by the Borrower or a Bank. The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in ss. 10 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

         Section 13.4 Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Bank, the Agent may presume that such condition is satisfactory to such Bank unless the Agent shall have received notice to the contrary from such Bank prior to the making of such Loan. The Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         Section 13.5 Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent.

         Section 13.6 Resignation of Agent. Agent may at any time give notice of its resignation to the Banks and Borrower. Upon receipt of any such notice of resignation, the Majority Banks shall have the right, in consultation with Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Banks, appoint a successor Agent meeting the qualifications set forth above; provided that if the Agent shall notify the Borrower and the Banks that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Banks under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Bank directly, until such time as the Majority Banks appoint a successor Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this ss.13.6). The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Agent's resignation hereunder and under the other Loan Documents, the provisions of this ss.13.6 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

         Section 13.7 Non-Reliance on Agent and Other Banks. Each Bank acknowledges that it has, independently and without reliance upon Agent or any other Bank or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon Agent or any other Bank or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

         Section 13.8 No Other Duties, Etc. Anything herein to the contrary notwithstanding, no Bank holding a title listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Agent or a Bank hereunder.

         Section 13.9 Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

         (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Banks and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Banks and Agent and their respective agents and counsel and all other amounts due the Banks and Agent under ss.ss. 2.2 and 14) allowed in such judicial proceeding; and

         (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Bank to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to Banks, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due Agent under ss.ss. 2.2 and 14. Nothing contained herein shall be deemed to authorize Agent to authorize or consent to or accept or adopt on behalf of any Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Bank or to authorize Agent to vote in respect of the claim of any Bank in any such proceeding.

         Section 13.10 Guaranty Matters. Each Bank hereby irrevocably authorizes Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder. Upon request by Agent at any time, each Bank will confirm in writing Agent's authority to release any Guarantor from its obligations under the Guaranty pursuant to this ss. 13.10.

         Section 13.11 Collateral Matters.

                  (a) Each Bank hereby irrevocably authorizes and directs Agent to enter into the Security Documents for the benefit of such Bank. Each Bank hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth in ss.24, any action taken by the Majority Banks, in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Majority Banks of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Banks. The Agent is hereby authorized (but not obligated) on behalf of all of the Banks, without the necessity of any notice to or further consent from any Bank from time to time prior to, an Event of Default, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the liens upon the Collateral granted pursuant to the Security Documents.

                  (b) Each Bank hereby irrevocably authorizes the Agent, at its option and in its discretion,

                       (i) to release any lien on any property granted to or held by the Agent under any Loan Document (A) upon termination of the Total Commitment and payment in full of all Obligations (other than contingent indemnification obligations), (B) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, (C) subject to ss.24, if approved, authorized or ratified in writing by the Majority Banks, or (D) in connection with any foreclosure sale or other disposition of Collateral after the occurrence of an Event of Default; and

                       (ii) to subordinate any Lien on any property granted to or held by Agent under any Loan Document to the holder of any Lien on such property that is permitted by this Agreement or any other Loan Document.

Upon request by the Agent at any time, each Bank will confirm in writing Agent's authority to release or subordinate its interest in particular types or items of Collateral pursuant to this ss. 13.11(b).

                  (c) Subject to (b) above, Agent shall (and is hereby irrevocably authorized by each Bank to) execute such documents as may be reasonably necessary to evidence the release or subordination of the liens granted to Agent for the benefit of Agent and the Banks herein or pursuant hereto upon the applicable Collateral; provided that (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to or create any liability or entail any consequence other than the release or subordination of such Liens without recourse or warranty and (ii) such release or subordination shall not in any manner discharge, affect or impair the Obligations or any liens upon (or obligations of Borrower or any other Loan Party in respect of) all interests retained by Borrower or any other Loan Party, including the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, Agent shall be authorized to deduct all expenses reasonably incurred by Agent from the proceeds of any such sale, transfer or foreclosure.

                  (d) The Agent shall have no obligation whatsoever to any Bank or any other Person to assure that the Collateral exists or is owned by Borrower or any other Loan Party or is cared for, protected or insured or that the liens granted to Agent herein or in any of the Security Documents or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Agent in this ss. 13.11 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent's own interest in the Collateral as one of Banks and that Agent shall have no duty or liability whatsoever to the Banks.

                  (e) Each Bank hereby appoints each other Bank as agent for the purpose of perfecting the Bank's security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Bank (other than the Agent) obtain possession of any such Collateral, such Bank shall notify the Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

Section 14.   EXPENSES.

                  (a) Costs and Expenses. Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agent and its affiliates (including the reasonable fees, charges and disbursements of counsel for Agent), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by Agent or any Bank (including the fees, charges and disbursements of any counsel for Agent or any Bank), and shall pay all fees and time charges for attorneys who may be employees of Agent or any Bank, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

                  (b) Indemnification by the Borrower. Borrower shall indemnify Agent (and any sub-agent thereof), each Bank, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any

Indemnitee by any third party or by Borrower or any other Loan Party arising out of or in connection with (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, or, in the case of Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom,
(iii) any actual or alleged presence or release of Hazardous Substances on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability attributable to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

                  (c) Reimbursement by Banks. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or
(b) of this Section to be paid by it to Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Bank severally agrees to pay to Agent (or any such sub-agent) or such Related Party, as the case may be, such Bank's Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for Agent (or any such sub-agent) in connection with such capacity. The obligations of the Banks under this subsection (c) are subject to the provisions of ss. 2.6(c).

                  (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of or in connection with this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby except in the case of gross negligence or willful misconduct by such Indemnitee.

                  (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

                  (f) Survival. The agreements in this Section shall survive the resignation of Agent, the replacement of any Bank, the termination of the Total Commitment and the repayment, satisfaction or discharge of all the other Obligations.

Section 15.   PAYMENTS SET ASIDE.

         To the extent that any payment by or on behalf of Borrower is made to Agent or any Bank, or Agent or any Bank exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Bank severally agrees to pay to Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Banks under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 16.   SURVIVAL OF COVENANTS, ETC.

         All covenants, agreements, representations and warranties made herein, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of the Loans, as herein contemplated, and shall continue in full force and effect so long as any Obligation remains outstanding or any Bank has any obligation to make any Loans. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder.

Section 17.   SUCCESSORS AND ASSIGNS; ASSIGNMENT AND PARTICIPATION.

                  (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Agent and each Bank and no Bank may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this ss.17, (ii) by way of participation in accordance with the provisions of subsection (d) of this ss.17, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this ss.17 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this ss.17 and, to the extent expressly contemplated hereby, the Related Parties of each of Agent and the Banks) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Assignments by Banks. Any Bank may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Bank's Commitment and the Loans at the time owing to it or in the case of an assignment to a Bank or an affiliate of a Bank, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Bank subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned; (iii) any assignment of a Commitment must be approved by Agent unless the Person that is the proposed assignee is itself a Bank (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to Agent an Assignment and Assumption, substantially in the form of Exhibit G hereto (an "Assignment and Assumption") together with a processing and recordation fee of $3,500 and the Eligible Assignee, if it shall not be a Bank, shall deliver to Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto) but shall continue to be entitled to the benefits of ss.ss. 3.5, 3.8,
3.9 and 14 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, and upon return of any Note issued to the assignor Bank, Borrower (at its expense) shall execute and deliver a revised Note to the assignor Bank and a new Note to the assignee Bank. Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with subsection (d) of this Section.

                  (c) Register. Agent, acting solely for this purpose as an agent of Borrower, shall maintain at Agent's office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amounts of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and Borrower, Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of Borrower, at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Bank may request and receive from Agent a copy of the Register.

                  (d) Participations. Any Bank may at any time, without the consent of Borrower or Agent, but with notice to Borrower and Agent promptly following such sale, sell participations to any Person (other than a natural person or Borrower or any of Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Bank's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, Agent and the Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the second sentence of ss. 24 that affects such Participant. Subject to subsection (e) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of ss.ss. 3.5, 3.8 and 3.9 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of ss. 12 as though it were a Bank.

                  (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under ss.ss. 3.5 or 3.9 than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower's prior written consent.

                  (f) Certain Pledges. Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Bank to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

                  (g) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce

Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

                  (h) Deemed Consent of Borrower. If the consent of Borrower to an assignment to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of subsection (b)), Borrower shall be deemed to have given its consent ten (10) Business Days after the date notice thereof has been delivered to Borrower by the assigning Bank (through Agent) unless such consent is expressly refused by Borrower prior to such tenth Business Day.

Section 18.   NOTICES, ETC.

                  (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                       (i) if to the Borrower, at 808 17th Street, N.W., Suite 300, Washington, D.C. 20006, Attention: Stephen P. Gibson (with a copy to Fulbright & Jaworski, 801 Pennsylvania Avenue, N.W., Washington, D.C. 20004-2604, Attention: Marilyn Mooney, Esq. ) or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

                       (ii) if to the Agent or Bank of America, at the address set forth for Bank of America on Schedule 1.1(a) hereto or such other address for notice as Bank of America shall last have furnished in writing to the Person giving the notice;

                       (iii) if to any other Bank, at the address set forth for
                  such Bank in Schedule 1.1(a) hereto or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when received. Notices delivered through electronic communications to the extent provided in subsection
(b) below, shall be effective as provided in such subsection (b).

                  (b) Electronic Communications. Notices and other communications to the Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Agent, provided that the foregoing shall not apply to notices to any Bank pursuant to ss. 2 if such Bank has notified the Agent that it is incapable of receiving notices under such ss. 2 by electronic communication. Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

                  (c) Change of Address, Etc. Each of the Borrower, Agent and each Bank may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. In addition, each Bank agrees to notify Agent from time to time to ensure that Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Bank.

                  (d) Reliance by Agent and Banks. Agent and the Banks shall be entitled to rely and act upon any notices (including telephonic Loan Requests) purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify Agent each Bank and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower. All telephonic notices to and other telephonic communications with Agent may be recorded by Agent, and each of the parties hereto hereby consents to such recording.

Section 19.   GOVERNING LAW.

         THIS CREDIT AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER, THE AGENT AND THE BANKS CONSENT TO THE JURISDICTION IN ANY OF THE FEDERAL OR STATE COURTS LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS IN CONNECTION WITH ANY MATTER RELATING TO THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

Section 20.   HEADINGS.

         The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

Section 21.   COUNTERPARTS.

         This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

Section 22.   ENTIRE AGREEMENT, ETC.

         The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in ss.24.

Section 23.   WAIVER OF JURY TRIAL.

         EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 24.   CONSENTS, AMENDMENTS, WAIVERS, ETC.

         Except as otherwise expressly provided in this Credit Agreement, any consent or approval required or permitted by this Credit Agreement to be given by the Banks may be given, and any term of this Credit Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Credit Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, (i) the Maturity Date and the amount of the Commitments of the Banks and any postponement or reduction in scheduled commitment reductions may not be changed, (ii) the rate of interest on the Loans and the amount of the Commitment Fee hereunder may not be decreased, (iii) all or substantially all of the collateral security for the loans may not be released, and (iv) the terms of this ss.24 may not be changed without the written consent of the Borrower and the written consent of each of the Banks; the definition of Majority Banks may not be amended without the written consent of each of the Banks; and ss.13 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of any Bank or the Agent in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

Section 25.   FCC APPROVAL.

         Notwithstanding anything to the contrary contained in this Credit Agreement or in the other Loan Documents, neither the Agent nor any Bank will take any action pursuant to this Agreement or any of the other Loan Documents, which would constitute or result in a change in control of the Borrower or any of its Subsidiaries requiring the prior approval of the FCC without first obtaining such prior approval of the FCC. After the occurrence of an Event of Default, the Borrower shall take or cause to be taken any action which the Agent may reasonably request in order to obtain from the FCC such approval as may be necessary to enable the Agent to exercise and enjoy the full rights and benefits granted to the Agent, for the benefit of the Banks by this Credit Agreement or any of the other Loan Documents, including, at the Borrower's cost and expense, the use of the Borrower's best efforts to assist in obtaining such approval for any action or transaction contemplated by this Credit Agreement or any of the other Loan Documents for which such approval is required by law.

Section 26.   SEVERABILITY.

         The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

Section 27.   CONFIDENTIALITY.

         Each of the Banks and the Agent, and each Participant, agrees to keep any non-public information delivered or made available to it pursuant to this Credit Agreement or any other Loan Document confidential from any Person other than officers, employees, agents, designees or representatives of such Bank or the Agent or such Participant who are or are expected to become engaged in evaluating, approving, structuring or administering this Credit Agreement or any of the other Loan Documents; provided, that, nothing herein shall prevent the Agent, any Bank or any Participant from disclosing such information (i) to any assignee or participant that has agreed in writing to comply with the confidentiality provision of this ss.27 in connection with the contemplated assignment or participation, (ii) to any of its Affiliates to the extent any such Affiliates require such information in the ordinary course of the Agent's, such Bank's or such Participant's credit committee or asset management procedures, (iii) as required or requested by any governmental authority or representative thereof, (iv) pursuant to legal process, or (v) as required in connection with the exercise of any remedy under this Credit Agreement or any of the other Loan Documents; provided further that in the event of any such required or requested disclosure by the Agent, any Bank or any Participant pursuant to clause (iii) or (iv) hereof, Agent, such Bank or such Participant will notify the Borrower of such request or requirement so that the Borrower may seek an appropriate protective order or waive compliance with the provisions of this Agreement.

Section 28.   USA PATRIOT Act Notice.

         Each Bank that is subject to the Act (as hereinafter defined) and Agent (for itself and not on behalf of any Bank) hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Bank or Agent, as applicable, to identify Borrower in accordance with the Act.

Section 29.   DESIGNATION AS SENIOR DEBT.

         All Obligations shall be "Designated Senior Debt" for purposes of and as defined in the ACC 7 3/4% Senior Subordinated Indenture, and all supplemental indentures thereto.

         IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement under seal as of the date first set forth above.

                                    ALLBRITTON COMMUNICATIONS COMPANY

                                    By:  /s/ Stephen P. Gibson
                                        ----------------------------------------
                                        Name:  Stephen P. Gibson
                                        Title:  Senior Vice President

                                    BANK OF AMERICA, N.A.
                                    as Administrative Agent and as a Bank

                                    By:  /s/ Christopher C. Holmgren
                                        ----------------------------------------
                                        Name:  Christopher C. Holmgren
                                        Title:  Managing Director

                                    DEUTSCHE BANK SECURITIES INC.,
                                    as Syndication Agent

                                    By:  /s/ Gregory Shefrin
                                        ----------------------------------------
                                        Name: Gregory Shefrin
                                        Title: Vice President

                                    By: /s/ Charles J. Carey
                                        ----------------------------------------
                                    Name: Charles J. Carey
                                    Title: Managing Director


                                    DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                    as a Bank

                                    By:  /s/ Marguerite Sutton
                                        ----------------------------------------
                                    Name: Marguerite Sutton
                                    Title: Director

                                    By:  /s/ Anca Trifan
                                        ----------------------------------------
                                    Name: Anca Trifan
                                    Title: Director